Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

MEMBERSHIP INTEREST PURCHASE AGREEMENT
by and among
AWAC AVIATION, INC.,
CSI AVIATION, INC.
and
HARBOR DIVERSIFIED INC. (SOLELY FOR PURPOSES OF SECTION 9.19)
dated as of
December 10, 2025

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TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS    1
Section 1.01    Definitions    1
ARTICLE II BASIC TRANSACTION    14
Section 2.01    Purchase and Sale    14
Section 2.02    CLOSING PAYMENT    14
Section 2.03    CLOSING PAYMENT ESTIMATE, RECONCILIATION AND PAYMENT    15
Section 2.04    Withholding    17
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER    17
Section 3.01    Organization and Authority of the Seller and the Company; Enforceability    17
Section 3.02    No Conflicts; Consents    18
Section 3.03    Regulatory Obligations    18
Section 3.04    Legal Proceedings    19
Section 3.05    CAPITALIZATION; Ownership of MEMBERSHIP INTERESTS    19
Section 3.06    FINANCIAL STATEMENTS    20
Section 3.07    BOOKS AND RECORDS    20
Section 3.08    ABSENCE OF CHANGES    20
Section 3.09    LIABILITIES AND INDEBTEDNESS    22
Section 3.10    AIRCRAFT AND Rotables    22
Section 3.11    Subsidiaries    23
Section 3.12    Licenses and Permits    23
Section 3.13    Taxes    23
Section 3.14    Compliance with Law    26
Section 3.15    Assets of the Company    26
Section 3.16    REAL ESTATE    26
Section 3.17    Environmental matters    27
Section 3.18    Employee Benefit plans    27
Section 3.19    Labor and Employment Matters    28
Section 3.20    Material Contracts    29

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Section 3.21    Insurance    29
Section 3.22    INTELLECTUAL PROPERTY    30
Section 3.23    Computer systems and data privacy    31
Section 3.24    Affiliate Transactions    32
Section 3.25    Brokers    32
Section 3.26    Exclusivity of Representations and Warranties    32
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER    32
Section 4.01    Organization and Authority of the Buyer; Enforceability    32
Section 4.02    No Conflicts; Consents    33
Section 4.03    Investment Purpose    33
Section 4.04    Brokers    33
Section 4.05    Legal Proceedings    33
Section 4.06    FINANCING    34
Section 4.07    COMPLIANCE WITH LAW    34
Section 4.08    NO OTHER REPRESENTATIONS AND WARRANTIES    34
ARTICLE V PRE-CLOSING COVENANTS; CLOSING    34
Section 5.01    Operation of the Company prior to the Closing    34
Section 5.02    Financing Efforts of Buyer    35
Section 5.03    Excluded Assets    35
Section 5.04    OTHER PRE-CLOSING COVENANTS.    36
Section 5.05    Conditions to Closing    36
Section 5.06    The Seller’s Deliveries    39
Section 5.07    The Buyer’s Deliveries    39
Section 5.08    Closing    40
Section 5.09    No Solicitation of Other Bids    40
ARTICLE VI ADDITIONAL COVENANTS    40
Section 6.01    Confidentiality    40
Section 6.02    Press Releases    41
Section 6.03    Duty to Cooperate and Approvals    41
Section 6.04    Tax Matters    42
Section 6.05    Restrictive COVENANTS    45
Section 6.06    RELEASE    46

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Section 6.07    D&O TAIL INSURANCE; INDEMNIFICATION    46
Section 6.08    Aircraft Insurance.    47
Section 6.09    Employee Matters    48
Section 6.10    Livery    48
Section 6.11    Books and Records    48
ARTICLE VII INDEMNIFICATION    49
Section 7.01    Survival    49
Section 7.02    Indemnification by the Seller    49
Section 7.03    Indemnification by the Buyer    50
Section 7.04    Certain Limits    50
Section 7.05    Indemnification Procedures; PAYMENTS    51
Section 7.06    Third-Party Claims    52
Section 7.07    Tax Treatment of Indemnification Payments    53
Section 7.08    Exclusive Remedies    53
ARTICLE VIII TERMINATION    53
Section 8.01    Termination    53
Section 8.02    Effect of Termination    54
ARTICLE IX MISCELLANEOUS    54
Section 9.01    Expenses    54
Section 9.02    Further Assurances    54
Section 9.03    Disclaimer    55
Section 9.04    Notices    55
Section 9.05    Headings    56
Section 9.06    Severability    56
Section 9.07    Entire Agreement    56
Section 9.08    Successors and Assigns    56
Section 9.09    No Third-Party Beneficiaries    57
Section 9.10    Amendment and Modification    57
Section 9.11    Non-Waiver    57
Section 9.12    Non-Assertion of Attorney-Client Privilege    57
Section 9.13    Governing Law    58
Section 9.14    Submission to Jurisdiction; Attorneys’ Fees    58

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Section 9.15    Waiver of Jury Trial    58
Section 9.16    Specific Performance    58
Section 9.17    Counterparts    59
Section 9.18    Interpretation    59
Section 9.19    GUARANTEE    59

Exhibits And Schedules
Schedule 1.01(a) – Aircraft
Schedule 1.01(b)(i) – Certain Indebtedness
Schedule 1.01(b)(ii) – Assumed Indebtedness
Schedule 1.01(c) – Special Indemnity Matters
Schedule 5.03 – Excluded Assets

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MEMBERSHIP INTEREST PURCHASE AGREEMENT
This Membership Interest Purchase Agreement (this “Agreement”), dated as of December 10, 2025 is entered into by and among AWAC Aviation, Inc., a Delaware corporation (the “Seller”), CSI Aviation, Inc., a Texas corporation (the “Buyer”), and, solely for the purposes of Section 9.19, Harbor Diversified Inc., a Delaware corporation (the “Guarantor”).
RECITALS
WHEREAS, the Guarantor owns 100% of the issued and outstanding shares of the Seller, which in turn owns 100% of the issued and outstanding membership interests (the “Membership Interests”) of Air Wisconsin Airlines LLC, a Delaware limited liability company (the “Company”), which operates as a Part 121 Certificated Air Carrier (the “Business”); and
WHEREAS, the Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, the Membership Interests, on and subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section 1.01    DEFINITIONS. In addition to the terms defined in the text of this Agreement, the following capitalized words and phrases shall have the meanings set forth below:
“Acceptance Notice” has the meaning set forth in Section 7.05(a).
“Action” means any action, claim, suit, proceeding or governmental audit, subpoena or investigation of any nature, notice, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, or summons, whether civil, criminal, administrative, regulatory or otherwise, or whether at law or in equity.
“Affiliate(s)” means an entity that directly or indirectly owns or controls, is controlled by, or is under common control with the entity specified.
“Affordable Care Act” means the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, and the guidance and regulations issued thereunder.
“Agreement” has the meaning set forth in the preamble.
“Air Certificates” has the meaning set forth in Section 3.12.

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“Aircraft” means the Airframes and two Engines associated therewith which may not be installed thereon identified in Schedule 1.01(a).
“Airframe” means, individually or collectively, as indicated by context, those certain Bombardier model CL-200 series airframes (excluding the associated Engines), as described in Schedule 1.01(a), together with any and all Parts installed thereon, and with all records relating thereto in the Company’s possession.
“Applicable Law” or “Applicable Laws” means any and all laws, ordinances, constitutions, regulations, statutes, treaties, rules, codes, licenses, certificates, franchises, permits, requirements and Injunctions adopted, enacted, implemented, promulgated, issued or entered by or under the authority of any Governmental Authority having jurisdiction over a specified Person or any of such Person’s properties or assets.
“Benefit Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA) and all other compensation and benefits plans, policies, trust funds, programs, arrangements or payroll practices, including Multiemployer Plans, and each other stock purchase, stock option, restricted stock, profit sharing, pension, savings, severance, retention, employment, consulting, commission, change-of-control, collective bargaining, bonus, incentive, deferred compensation, loan, fringe benefit, insurance, welfare, post-retirement health or welfare, health, life, tuition refund, service award, company car, scholarship, relocation, disability, accident, sick pay, sick leave, accrued leave, vacation, holiday, termination, unemployment, restrictive covenant, and other benefit plan, policy, trust fund, program, arrangement or payroll practice, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, funded or unfunded, insured or self-insured, in each case, that is sponsored, established, maintained, contributed to or required to be contributed to by either Company, or under which the Company has any current or potential Liability.
“Business” has the meaning set forth in the Recitals.
“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Albuquerque, New Mexico, or New York, New York are authorized or required by Applicable Law to be closed for business.
“Buyer” has the meaning set forth in the preamble.
“Buyer Indemnified Parties” has the meaning set forth in Section 7.02(a).
“Buyer Released Parties” has the meaning set forth in Section 6.06.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) and any administrative or other guidance published with respect thereto by any Governmental Authority.

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“Cash” means Company’s cash, cash equivalents, including any marketable securities, restricted cash, insurance receivables (including aircraft-related reimbursements), and worker’s compensation receivables (short- and long-term).
“CERCLA” has the meaning set forth in the definition of “Environmental Laws”.
“Charter Documents” means, with respect to any particular entity: (a) if a corporation, its articles or certificate of incorporation and bylaws; (b) if a general partnership, its partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement or limited liability company agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equity holders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of such entity or relating to the rights, duties and obligations of the equity holders of such entity with respect thereto; and (g) any amendment or supplement to any of the foregoing.
“Citizen of the United States” shall have the same meaning as the definition contained in 49 U.S.C. Section 40102(a)(15) and interpreted by the DOT.
“Claim Notice” has the meaning set forth in Section 7.05(a).
“Closing” has the meaning set forth in Section 5.08.
“Closing Adjustment Amounts” has the meaning set forth in Section 2.03(c)(i).
“Closing Date” has the meaning set forth in Section 5.08.
“Closing Indebtedness” means the amount, as reflected on the Estimated Closing Statement, as such amount may be revised in accordance with the provisions of Section 2.03, determined as of immediately prior to the Closing and without giving effect to the consummation of the transactions contemplated hereby, of the Indebtedness of the Company.
“Closing Payment” has the meaning set forth in Section 2.02.
“Closing Statement” has the meaning set forth in Section 2.03(c)(i).
“Code” means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.
“Company” has the meaning set forth in the Recitals.
“Company Confidential Information” has the meaning set forth in Section 9.12(c).
“Computer Systems” means all computer hardware, servers, networks, platforms, data communication lines, tablets, telephones, peripheral equipment and other electronic devices or

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information technology equipment and related systems, software and firmware, data and related services that are used by or accessible to the Company in the operation of the Business.
“Confidential Information” means, with respect a party hereto, any non-public, confidential or proprietary information provided to the other party in connection with the transactions contemplated hereby, including (a) any other confidentiality agreements or confidential information as determined in any agreements between the Seller and/or any of its Affiliates, on the one hand, and the Buyer and/or any of its Affiliates, on the other hand, (b) the terms of this Agreement and the Related Agreements and (c) any other communications between the parties hereto containing the commercial terms of the transactions contemplated hereby. Confidential Information excludes information that is (i) generally available to and known by the public through no fault of the disclosing party, any of its Affiliates or their respective Representatives; or (ii) lawfully acquired by the disclosing party, any of its Affiliates or their respective Representatives from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation.
“Copyrights” has the meaning set forth in the definition of “Intellectual Property”.
“Current Representation” has the meaning set forth in Section 9.12(a).
“Contract” or “Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.
“Data Breach” means any (a) unauthorized access, disclosure, use, denial of use, alteration, corruption, destruction, or loss of Personal Information or confidential business information, (b) material failure, breakdown, or interruption of Computer Systems, or (c) other security incident, data breach, or breach of the security that would reasonably be expected to cause a disruption to the conduct of the business of the Company.
“Designated Person” has the meaning set forth in Section 9.12(a).
“DOT” means the United States Department of Transportation.
“Encumbrance” means any charge, claim, community property interest, condition, easement, covenant, commitment, warrant, demand, encumbrance, lien, mortgage, option, purchase right, pledge, security interest, right of first refusal, or other similar rights of third parties or restriction of any kind with respect to any asset.
“Enforceability Exceptions” has the meaning set forth in Section 3.01(a).
“Engine” means each of the engines identified in Schedule 1.01(a).
“Environmental Laws” means all Applicable Laws, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient or indoor air, soil, surface water or groundwater,

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or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Substances. The term “Environmental Law” includes the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq. (“CERCLA”); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act of 1910, as amended, 7 U.S.C. §§ 136 et seq.; the Oil Pollution Act of 1990, as amended, 33 U.S.C. §§ 2701 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq pertaining to the regulation and protection of the environment, health, safety of persons, management or use of natural resources, protection or use of surface water and groundwater, conservation, wildlife, waste management, Hazardous Substances or pollution (including regulating of releases and disposal to air, land, water and groundwater), including any federal, state or local transfer of ownership notification or approval statutes.
“ERISA Affiliate” means each entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the Company, or that is, or was at the relevant time, a member of the same “controlled group” as the Company pursuant to Section 4001(a)(14) of ERISA.
“Estimated Adjustment Amounts” has the meaning set forth in Section 2.03(a).
“Estimated Closing Payment” has the meaning set forth in Section 2.03(a).
“Estimated Closing Statement” has the meaning set forth in Section 2.03(a).
“Excluded Assets” has the meaning set forth in Section 5.03.
“FAA” has the meaning set forth in Section 3.03.
“FCC” has the meaning set forth in Section 3.03.
“Final Closing Payment” has the meaning set forth in Section 2.03(c)(iii) or Section 2.03(c)(iv), as applicable.
“Financial Statements” has the meaning set forth in Section 3.06.

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“Fundamental Representations” means the representations and warranties set forth in Sections 3.01, 3.02(i), 3.05, 3.11, 3.24, 3.25, 4.01, 4.03 and 4.04.
“Governmental Authority” means any: (a) U.S. federal or state government; or (b) U.S. federal or state governmental authority (including any governmental agency, branch, board, commission, department, instrumentality, office or other entity, and any court or other tribunal), including ICE, the FAA, DOT, DOD, FCC and DHS (including the TSA).
“Governmental Order” means any decision, order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
“Guaranteed Obligations” has the meaning set forth in Section 9.19(a).
“Guarantor” has the meaning set forth in the preamble.
“Hazardous Substances” means: (a) “Hazardous Substances,” “hazardous wastes,” “hazardous substances,” “industrial wastes,” or “toxic pollutants,” as such terms are defined under any Environmental Laws or are regulated, pursuant to Environmental Laws; (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, polychlorinated biphenyls, and per- and poly-fluoroalkyl substances (PFAS) and other emerging contaminants; and (c) any other substance with respect to which any Environmental Law or Governmental Authority requires environmental investigation, regulation, monitoring or remediation.
“Income Tax” means any federal, state, local or non-U.S. income tax measured by or imposed on net income.
“Income Tax Return” means any Tax Return of the Company reflecting Income Taxes.
“Indebtedness” means, with respect to any Person and as of any date of determination, all Liabilities of such Person: (i) for borrowed money; (ii) for the deferred purchase price of property or services (including any earn-out, purchase price adjustment or similar obligation); (iii) evidenced by notes, bonds, debentures or other similar instruments, other than any such instrument owned or held by such Person; (iv) under factoring or similar facilities; (v) under financial derivative agreements or hedging or “swap” arrangements, whether of interest or currency exchange rates, or otherwise, including caps and collars; (vi) under conditional sale or other title retention agreements (even if the rights and remedies of the seller or lender under such agreements in the event of default are limited to repossession or sale of the property acquired by such Person thereunder); (vii) for the payment of money as a lessee under leases that have been or should be, in accordance with GAAP, recorded as finance leases or capital leases for financial reporting purposes; (viii) that are secured by an Encumbrance upon property owned by such Person; (ix) under any off-balance sheet financing arrangements; (x) that are unfunded or underfunded and are owed or may become due pursuant to any pension, retirement or nonqualified deferred compensation plan or arrangement other than any obligation to contribute to a 401-K plan for such Person’s employees, any unpaid severance obligations with respect to any current or former director, officer, employee, independent contractor who is terminated prior

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to the Closing; (xi) the items set forth in Schedule 1.01(b)(i), and (xii) all Liabilities of the type described in (i) to (xi) above that are owed by any other third party and that are guaranteed by such Person or in effect guaranteed by such Person through an agreement, contingent or otherwise, to purchase, repurchase or pay any or all of such amounts, or in respect of which such Person has otherwise assured a creditor against loss. Indebtedness shall include all principal, accrued and unpaid interest, breakage costs, prepayment and redemption premiums and penalties, unpaid fees, and other monetary obligations relating to the items described above and, except to the extent expressly provided above, shall exclude Taxes. Notwithstanding anything to the contrary in this Agreement, the following shall not be Indebtedness: (a) any accounts payable arising in the ordinary course of business; (b) obligations and liabilities incurred in connection with the construction of the Company’s hangar in [***] and (c) any items set forth in Schedule 1.01(b)(ii).
“Indemnified Party” means collectively, Buyer Indemnified Parties and Seller Indemnified Parties.
“Indemnified Person” means any Person entitled to indemnification under this Agreement.
“Indemnified Taxes” means, except to the extent any of the following Taxes were taken into account as a reduction of the Final Closing Payment, (a) all Taxes imposed upon the Company with respect to any Pre-Closing Tax Period; (b) all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which the Company is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar Applicable Law; and (c) all Taxes of any Person imposed on the Company as a transferee or successor, by contract (other than commercial agreements, such as credit agreements and leases, the principal purpose of which is not Taxes) or pursuant to any law, which Taxes relate to an event, transaction, or agreement occurring or entered into before the Closing.
“Indemnifying Person” means any Person required to indemnify another Person under this Agreement.
“Indemnity Basket” means [***].
“Indemnity Cap” means [***].
“Injunction” means any and all writs, rulings, awards, injunctions (whether temporary, preliminary or permanent), judgments, decrees or orders (whether executive, judicial or otherwise) adopted, enacted, implemented, promulgated, issued or entered by or under the authority of any Governmental Authority.
“Insurance Policies” has the meaning set forth in Section 3.21.
“Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent

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applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof; (f) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (g) computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof (“Software”); (h) rights of publicity; and (i) all other intellectual or industrial property and proprietary rights.
“Intellectual Property Registrations” has the meaning set forth in Section 3.22(a).
“Interim Balance Sheet” has the meaning set forth in Section 3.06(a).
“Interim Balance Sheet Date” has the meaning set forth in Section 3.06(a).
“Interim Financial Statements” has the meaning set forth in Section 3.06(a).
“IRS” means the Internal Revenue Service.
“Leased Real Property” has the meaning set forth in Section 3.16.
“Leases” has the meaning set forth in Section 3.16.
“Liability” or “Liabilities” means any and all debts, deficiency, Tax, penalty, fine, expense, commitment, liabilities and/or obligations of any type, nature or description (whether known or unknown, asserted or unasserted, secured or unsecured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, or vested or unvested) and including all reasonable costs and expenses relating thereto.
“Loss(es)” means, collectively, any and all out-of-pocket losses, damages, assessments, judgments, Taxes, Liabilities, costs, or expenses, including reasonable attorneys’ fees and disbursements; provided, however, that “Losses” shall not include incidental, consequential, special, indirect or punitive damages, including loss of future revenue or income, loss of business

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reputation or opportunity except to the extent actually awarded to a Governmental Authority or other third party nor shall include loss due to intentional fraud.
“Material Adverse Effect” means, since the Interim Balance Sheet Date, [***].
“Material Contracts” has the meaning set forth in Section 3.20(a).
“Membership Interests” has the meaning set forth in the Recitals.
“Multiemployer Plan” means each Benefit Plan that is a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code.
“Negative Adjustment Amount” has the meaning set forth in Section 2.03(d)(ii).
“Objection Notice” has the meaning set forth in Section 7.05(a).
“Ordinary Course of Business” means an action taken by a Person if such action is consistent in all material respects with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person and, with respect to the Company, in the [***] period prior to the effective date of this Agreement.
“Outside Closing Date” means the date that is five Business Days after the later of (a) receipt of all governmental and regulatory approvals required under this Agreement and (b) satisfaction or written waiver of all conditions to Closing (other than those to be satisfied at Closing), but in no event later than [***].
“Parts” means all appliances, avionics, components, parts, instruments, appurtenances, accessories, furnishings, seats, galleys, galley equipment, serving equipment, lavatories, cargo handling equipment, safety equipment and other equipment of whatever nature (other than complete Engines or engines) incorporated or installed or positioned in or on or attached to any Airframe or any Engine.
“Patents” has the meaning set forth in the definition of “Intellectual Property”.
“Pay-Off Letters” has the meaning set forth in Section 2.03(b)(ii).
“Payroll Tax Executive Order” means the Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, as issued on August 8, 2020 and including any administrative or other guidance published with respect thereto by any Governmental Authority (including IRS Notice 2020-65).
“Permits” has the meaning set forth in Section 3.12(a).
“Permitted Encumbrances” means Encumbrances for Taxes not yet due and payable or that are being contested in good faith, or mechanics’, carriers’, workers’ and other statutory Encumbrances arising or incurred in the Ordinary Course of Business, in each case that individually or in the aggregate with other such title defect, does not materially impair (i) the

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value of the property subject to such Encumbrances or other such title defect or (ii) the use of such property in the conduct of the Business.
“Person” means any individual, corporation (including any nonprofit corporation), general, limited or limited liability partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or Governmental Authority.
“Personal Information” means any information that identifies or, alone or in combination with any other information, could reasonably be used to identify, locate, or contact a natural Person, including name, street address, telephone number, email address, identification number issued by a Governmental Authority, credit card number, bank information, customer or account number, online identifier, device identifier, IP address, browsing history, search history, or other website, application, or online activity or usage data, location data, biometric data, medical or health information, or any other information that is considered “personally identifiable information,” “personal information,” or “personal data” under, or is otherwise regulated by, Applicable Law (including Privacy Laws).
“Positive Adjustment Amount” has the meaning set forth in Section 2.03(d)(i).
“Post-Closing Representation” has the meaning set forth in Section 9.12(a).
“Post-Closing Tax Period” has the meaning set forth in Section 6.04(g).
“Pre-Closing Period” has the meaning set forth in Section 5.01.
“Pre-Closing Straddle Period” means the portion of any Straddle Period ending on (and including) the Closing Date.
“Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or before the Closing Date.
“Privacy Laws” means all Applicable Laws, Governmental Orders, and guidance issued by any Governmental Authority concerning the privacy, security, or Processing of Personal Information (including laws of jurisdictions where Personal Information was collected), including, as applicable, data breach notification laws, consumer protection laws, laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection laws, data security laws, and laws concerning email, text message, or telephone communications. Without limiting the foregoing, Privacy Laws include: the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Children’s Online Privacy Protection Act, the California Consumer Privacy Act of 2018, the Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009, the Gramm-Leach-Bliley Act, the

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Family Educational Rights and Privacy Act, the General Data Protection Regulation (Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016), and all other similar international, federal, state, and local laws.
“Processing” means any operation performed on Personal Information or other confidential business information, including the collection, creation, receipt, access, use, handling, compilation, analysis, monitoring, maintenance, retention, storage, transmission, transfer, protection, disclosure, distribution, destruction, or disposal of Personal Information. The terms “Process” and “Processed” shall have correlative meanings.
“Proposed Closing Payment” has the meaning set forth in Section 2.03(c)(i).
“Purchase Price Allocation Schedule” has the meaning set forth in Section 6.04(j).
“Real Property” has the meaning set forth in Section 3.16.
“Related Agreements” means any ancillary agreements, instruments and certificates contemplated hereunder to be delivered by any party hereto at or prior to the Closing as set forth under Section 5.05, including (a) the Asset Purchase Agreement to be executed between the Guarantor and the Buyer for the purchase of thirteen aircraft (the “CSI Asset Purchase Agreement”), and (b) the Asset Purchase Agreement to be executed between the Guarantor and Associated Energy Group LLC for the purchase of twelve aircraft (the “AEG Asset Purchase Agreement” and, together with the CSI Asset Purchase Agreement, the “Asset Purchase Agreements”).
“Related Person” or “Related Persons” means, with respect to (a) a natural Person, each family member; and any Affiliate of a family member, or (b) any other Person, any Affiliate of such Person, and each Person that serves as a director, governor, officer, manager, general partner, executor or trustee of such Person (or in a similar capacity).
“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including ambient or indoor air, surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).
“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.
“Resolution Period” has the meaning set forth in Section 2.03(c)(iii).
“Review Period” has the meaning set forth in Section 2.03(c)(ii).
“Rotables” means the rotable Parts used for the Aircraft that are not expendable aircraft components and Parts.
“Seller” has the meaning set forth in the preamble.

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“Seller Counsel” has the meaning set forth in Section 9.12(a).
“Seller Counsel Work Product” has the meaning set forth in Section 9.12 (c).
“Seller Disclosure Schedule” has the meaning set forth in Article III.
“Seller’s Knowledge” means the actual knowledge of [***] after reasonable due inquiry as to the representations so qualified by this definition.
“Seller Indemnified Parties” has the meaning set forth in Section 7.03.
“Seller Prepared Tax Return” has the meaning set forth in Section 6.04.
“Seller Releasing Parties” has the meaning set forth in Section 6.06.
“Software” has the meaning set forth in the definition of “Intellectual Property”.
“Special Indemnity Matters” means, collectively: [***].
“Statement of Objections” has the meaning set forth in Section 2.03(c)(iii).
“Straddle Period” means any taxable period beginning on or before and ending after the Closing Date.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, such Person owns a majority ownership interest in such a business entity (other than a corporation) if such Person shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.
“Tax” means: (a) all U.S. federal, state or local and all non-U.S. taxes, duties, imposts or other governmental fee, levy, charge or assessment, including income, capital gains, gross receipts, windfall profits, profits, value added, excise, severance, property stamp, production, sales, use, duty, license, excise, alternative minimum, add-on minimum, passenger facility charge, arrival/departure tax, agricultural fee, fuel, liquor, franchise, employment, unemployment, disability, social security (or similar), premium, transfer, registration, natural resources, environmental, ad valorem, capital stock, payroll, estimated, severance, occupation, withholding or similar taxes, in each case, however denominated, whether disputed or not,

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together with any interest, additions or penalties with respect thereto; (b) any liability for or with respect to amounts described in clause (a) whether as a result of joint, several, successor or transferee liability, of being a member of an affiliated group for any period or through operation of law; and (c) any liability for or with respect to amounts described in clauses (a) or (b) as a result of any Tax allocation, Tax sharing, Tax separation, Tax indemnity or other similar agreement regarding Taxes (other than commercial agreements, such as credit agreements and leases, the principal purpose of which is not Taxes).
“Tax Proceeding” has the meaning set forth in Section 6.04(f).
“Tax Returns” means any return, declaration of estimated Taxes, claim for refund, report, information return or other document (including schedules or any related or supporting information) relating to Taxes and filed or required to be filed with a Governmental Authority.
“Tax Sharing Agreement” has the meaning set forth in Section 6.04(d).
“Taxing Authority” means any Governmental Authority exercising its taxing authority.
“Third-Party Claim” has the meaning set forth in Section 7.06(a).
“Third-Party Claim Notice” has the meaning set forth in Section 7.06(a).
“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property”.
“Trademarks” has the meaning set forth in the definition of “Intellectual Property”.
“Transaction Expenses” means, collectively: (a) any and all fees, costs and expenses (including legal, accounting, consultant’s, broker’s, investment bankers’ and finder’s fees and expenses) incurred by the Seller or the Company in connection with the sale or other disposition of the business of Company, including the transactions contemplated hereby, to the extent such amounts are unpaid as of immediately prior to the Closing; (b) any and all change in control payments, retention bonuses, transaction bonuses, severance or other similar payments that become payable by the Company by reason of the execution of this Agreement or the consummation of the transactions contemplated hereby (whether alone, or in connection with another “double trigger” event); (c) the employer’s share of withholding, payroll, employment or similar taxes resulting from any payments made in respect of any employee whose employment is terminated in connection with the transactions contemplated hereby (resulting from any payments described in clause (b) above) or from the cancellation, exchange or exercise of any options issued by the Company; (d) any out of pocket fees and expenses agreed to by the Seller or the Company prior to the Closing in connection with obtaining waivers, consents or approvals of any Persons on behalf of the Company in connection with the transactions contemplated hereby, that remain unpaid as of the Closing. For the avoidance of doubt, Transaction Expenses shall not include any of the aforementioned expenses and other costs of Buyer or as result of the Company incurring additional costs and expenses after the Closing.
“Transaction Expense Invoices” has the meaning set forth in Section 2.03(b)(iii).

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“Transaction Tax Deductions” means any and all Tax deductions related to (a) any bonuses paid or accrued on or prior to the Closing Date in connection with the transactions contemplated hereby, (b) expenses with respect to Indebtedness being paid in connection with or at Closing, (c) all transaction expenses and payments that are deductible for Tax purposes, including fees and expenses of legal counsel, accountants, and investment bankers of the Seller or the Company paid or accrued on or prior to the Closing Date in connection with the transactions contemplated hereby, and (d) any other amounts paid out of, withheld from, or which otherwise reduced the amount of or were reductions for determining the purchase price. In connection with the foregoing, the parties agree to apply the 70% safe-harbor election set forth in Internal Revenue Service Revenue Procedure 2011-29 to determine the amount of deductions attributable to the payment of any success based fees within the scope of such Revenue Procedure.
“Transfer Taxes” has the meaning set forth in Section 6.04(c).
“TSA” has the meaning set forth in Section 3.03.
“Undisputed Amount” has the meaning set forth in Section 2.03(c)(iv).
“Unions” has the meaning set forth in Section 3.19(e).
“Unregistered Trademarks” has the meaning set forth in Section 3.22(b).
“WARN Act” has the meaning set forth in Section 3.19(f).
“Year-End Financial Statements” has the meaning set forth in Section 3.06(a).
ARTICLE II

BASIC TRANSACTION
Section 2.01    Purchase And Sale. Subject to the terms and conditions set forth herein, at the Closing, the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller, all of the Seller’s right, title, and interest in and to the Membership Interests, free and clear of any Encumbrances.
Section 2.02    Closing Payment. The aggregate purchase price for the Membership Interests shall be an amount equal to: (a) [***], minus (b) the sum of (i) [***] and (ii) [***] (the amount set forth in clause (a), minus the amount set forth in clause (b), the “Closing Payment”). The Closing Payment shall be estimated, reconciled and paid as provided in Section 2.03. Seller shall not be liable for any of the matters set forth in Schedule 1.01(b)(ii) nor shall such matters cause any reduction to the purchase price payable under this Agreement. The Buyer and the Company agree to assume and retain such Liabilities after the Closing and shall not bring any claim of payment against the Seller with respect to such matters.

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Section 2.03    Closing Payment Estimate, Reconciliation And Payment.
(a)    Closing Payment Estimate. At least [***] prior to the Closing Date, the Seller shall deliver to the Buyer a statement (the “Estimated Closing Statement”) setting forth: (i) a good faith estimate of [***] (collectively, the “Estimated Adjustment Amounts”); and (ii) the resulting calculation of the Closing Payment using the Estimated Adjustment Amounts (such calculation, the “Estimated Closing Payment”).
(b)    Payment of Estimated Closing Payment. At the Closing, the Buyer shall pay, or cause to be paid:
(i)    to the Seller, an amount equal to the Estimated Closing Payment by wire transfer of immediately available funds to such account as the Seller shall direct in writing;
(ii)    to the holders thereof, the payoff amount of all Closing Indebtedness (as estimated pursuant to Section 2.03(a)) pursuant to pay-off letters in form and substance reasonably acceptable to the Buyer (the “Pay-Off Letters”); and
(iii)    to the Persons entitled thereto, the amount of all unpaid Transaction Expenses (as estimated pursuant to Section 2.03(a)) pursuant to final invoices in form and substance reasonably acceptable to the Buyer (the “Transaction Expense Invoices”).
(c)    Closing Payment Reconciliation.
(i)    Within [***] after the Closing Date, the Buyer shall prepare and deliver to the Seller a statement (the “Closing Statement”) setting forth: (A) its calculation of Closing Indebtedness, Transaction Expenses (the “Closing Adjustment Amounts”); and (B) its calculation of the Closing Payment using the Closing Adjustment Amounts (such calculation, the “Proposed Closing Payment”).
(ii)    The Seller shall have [***] (the “Review Period”) to review the Closing Statement. During the Review Period, the Seller and its accountants shall have reasonable access to: (A) the books and records of the Company; (B) the personnel of, and work papers prepared by, the Buyer and/or the Buyer’s accountants to the extent that they assisted in the preparation of, or relate to, to the Closing Statement; and (C) such historical financial information (to the extent in the Buyer’s or the Company’s possession) relating to the Closing Statement, in each case as the Seller may reasonably request for the purposes of reviewing the Closing Statement and preparing a Statement of Objections (if any); provided, that such access shall be in a manner that does not unreasonably interfere with the normal business operations of the Buyer or the Company.
(iii)    On or prior to the last day of the Review Period, the Seller may object to the Closing Statement by delivering to the Buyer a written statement setting forth the Seller’s objections in reasonable detail, indicating each disputed item or amount

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and the basis for the Seller’s disagreement therewith (the “Statement of Objections”). If the Seller delivers the Statement of Objections, the Buyer and the Seller shall negotiate in good faith to resolve such objections within [***] after the delivery of the Statement of Objections (the “Resolution Period”), and if all such objections are so resolved within the Resolution Period: (x) the Closing Statement and the Closing Adjustment Amounts reflected in the Closing Statement, in each case with such changes as have been agreed in writing by the Buyer and the Seller, shall be final and binding; and (y) the Closing Payment, calculated using such agreed-upon Closing Adjustment Amounts under clause (x) above shall be deemed to be the “Final Closing Payment” under this Agreement.
(iv)    If the Seller and the Buyer fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (the “Disputed Amounts” and any amounts not so disputed or agreed to by the parties in writing during the Resolution Period, the “Undisputed Amounts”) shall be submitted for resolution to a mutually agreed independent accounting firm of national recognition (the “Independent Accountants”) who, acting as experts and not arbitrators, shall: (A) resolve the Disputed Amounts; and (B) make such adjustments to the Closing Statement, the Closing Adjustment Amounts and the Proposed Closing Payment, as are necessary to reflect all Undisputed Amounts and its resolution of the Disputed Amounts. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountants shall only decide the specific items under dispute by the parties, and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Statement and the Statement of Objections, respectively. The fees and expenses of the Independent Accountant shall be paid by the Seller, on the one hand, and by the Buyer (or the Company), on the other hand, [***]. The Independent Accountants shall make a determination as soon as practicable within [***] (or such other time as the parties hereto shall agree in writing) after their engagement. The Independent Accountants’ resolution of the Disputed Amounts shall be conclusive and binding upon the parties, absent manifest error or fraud. If the parties are unable to resolve all Disputed Amounts under Section 2.03(c)(iii) above and such Disputed Amounts are resolved by the Independent Accountants under this Section 2.03(c)(iv), the Proposed Closing Payment, as adjusted to include such resolution by the Independent Accountants of the Disputed Amounts and incorporation of all Undisputed Amounts, shall be the “Final Closing Payment” under this Agreement.
(d)    Payment of Closing Payment Adjustment. Within [***] after the determination of the Final Closing Payment under this Section 2.03 (by agreement of the parties or determination of the Independent Accountants, as appropriate):
(i)    if the Final Closing Payment is greater than the Estimated Closing Payment (the amount by which it is greater, the “Positive Adjustment Amount”), then the Buyer shall pay, or cause to be paid, the Positive Adjustment Amount to the Seller by wire transfer of immediately available funds to such account as it shall direct in writing; and

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(ii)    if the Estimated Closing Payment is greater than the Final Closing Payment (the amount by which it is greater, the “Negative Adjustment Amount”), then the Seller shall pay the Negative Adjustment Amount to the Buyer by wire transfer of immediately available funds to such account as it shall direct in writing.
Section 2.04    Withholding. Notwithstanding any other provision of this Agreement, the Buyer shall be entitled to deduct and withhold from any amounts payable or deliverable under this Agreement such amounts as are required to be withheld pursuant to any Applicable Law. Any amount so deducted or withheld and paid over to the appropriate Governmental Authority on behalf of the Person in respect of which such deduction or withholding is made shall be treated for all purposes under this Agreement as having been paid to such Person. The Buyer shall provide the Seller with at least [***] notice before withholding any amounts payable or deliverable under this Agreement, and shall provide the Seller the reasonable opportunity to establish any available exemption therefrom.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER
The Seller represents and warrants to the Buyer that the statements contained in this Article III are true and correct as of the date hereof and as of the Closing Date, except as otherwise set forth herein or in written disclosure schedules (the “Seller Disclosure Schedules”) delivered to Buyer pursuant to this Article III. The Seller Disclosure Schedules are numbered to correspond to the various sections of this Article III setting forth certain exceptions to the representations and warranties contained in such corresponding section of this Article III and certain other information required by such section.
Section 3.01    Organization And Authority Of The Seller And The Company; Enforceability.
(a)    The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has full corporate power and authority to enter into this Agreement, the Related Agreements to which it is a party, and the other documents to be delivered hereunder and thereunder, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by the Seller of this Agreement, the Related Agreements to which it is a party, and the other documents to be delivered hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Seller. This Agreement, the Related Agreements to which it is a party, and the other documents to be delivered hereunder and thereunder have been duly executed and delivered by the Seller, and (assuming due authorization, execution, and delivery by the Buyer) this Agreement, the Related Agreements to which it is a party, and the other documents to be delivered hereunder and thereunder constitute legal, valid, and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the

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enforcement of creditors’ rights generally or by general principles of equity (the “Enforceability Exceptions”).
(b)    The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full limited liability company power and authority to own, lease and use its properties and to carry on the Business as presently conducted. Section 3.01(b) of the Seller Disclosure Schedules lists each state or other jurisdiction in which the Company is qualified to conduct business as a foreign limited liability company. The Company is duly qualified or licensed to do business and in good standing as a foreign company in each of the jurisdictions in which the nature of the Business or the character of the properties and assets which it owns or leases makes such qualification or licensing required, except where the failure to be so qualified would not be material to the Company.
Section 3.02    No Conflicts; Consents. The Seller’s: (a) execution, delivery and performance of this Agreement and the Related Agreements to which the Seller is a party; (b) consummation of the transactions contemplated hereby and thereby; and (c) compliance with or fulfillment of the terms and provisions hereof and thereof, or of any other agreement or instrument contemplated hereby or thereby, do not (i) conflict with or result in a breach of (A) any of the provisions of the Seller’s or the Company’s Charter Documents, or (B) any resolution adopted by the board of directors or shareholders (or their equivalent) of the Seller or the Company; (ii) contravene, conflict with, or result in a violation of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify any Permit that is held by the Company or that otherwise relates to its business; (iii) except as set forth in Section 3.02 of the Seller Disclosure Schedules, result in a breach of, constitute a default under or give rise to a right of termination or acceleration under any Contract, license, franchise or any other agreement or instrument to which the Seller or the Company is a party or by which any of their properties may be affected or bound; (iv) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company or any of the Aircraft, Engine and Rotables; (v) except as set forth in Section 3.02 of the Seller Disclosure Schedules, require the Company to obtain the approval, consent or authorization of, or to make any declaration, filing or registration with, any Governmental Authority or other Person; or (ix\\vi) result in any equity holder of the Seller or the Company having the right to exercise dissenters’ or appraisal rights.
Section 3.03    Regulatory Obligations. Except for those consents, registrations, notices, waivers, exemptions, approvals, confirmations, clearances, permits, certificates, orders, and authorizations set forth on Section 3.03 of the Seller Disclosure Schedules that are required to be obtained from, or delivered to, as applicable, the United States Federal Aviation Administration (“FAA”), United States Department of Transportation (“DOT”), Transportation Security Administration (“TSA”), United States Department of Defense (“DOD”), and Federal Communications Commission (“FCC”), which the parties intend to obtain before the Closing pursuant to this Agreement, no other consent, registration, notice, waiver, exemption, approval, confirmation, clearance, permit, certificate, order, or authorization is required to be obtained by the Seller or the Company from any Governmental Authority in connection with the execution,

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delivery, and performance by the Seller or the Company of this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby and thereby.
Section 3.04    Legal Proceedings. Except as set forth on Section 3.04 of the Seller Disclosure Schedules, there is no Action of any nature pending or threatened in writing, or to the Seller’s Knowledge, threatened orally: (a) against, by, or involving the Seller or the Company or any of the Company’s officers or directors (in their capacity as such) or any of the Company’s owned or leased assets that would be material; (b) relating to or affecting the Membership Interests; or (c) that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement or the Related Agreements. To Seller’s Knowledge, no event has occurred or circumstance exists that would reasonably be expected to give rise to or serve as the basis for the commencement of any Action that would, individually or in the aggregate, have a Material Adverse Effect. Since the past five (5) years, neither the Seller nor the Company are, or have been, subject to or bound by any Governmental Order that remains pending.
Section 3.05    Capitalization; Ownership Of Membership Interests.
(a)    The Seller is the sole legal, beneficial, record, and equitable owner of the Membership Interests, free and clear of all Encumbrances (other than restrictions on transfer arising under the Securities Act and state securities laws). The Membership Interests constitute 100% of the total issued and outstanding equity interests in the Company and other than the Membership Interests there are no other issued and outstanding equity interests in the Company.  Upon consummation of the transactions contemplated hereby, the Buyer will own the Membership Interests free and clear of any and all Encumbrances (other than restrictions on transfer arising under the Securities Act and state securities laws or any Encumbrances created at Closing as a result of on the part of the Buyer), and the Company will not have issued or outstanding any securities convertible into or exchangeable for any equity interests of the Company nor will it have any issued or outstanding rights, options, agreements or arrangements to subscribe for or to purchase their equity interests or any securities convertible into or exchangeable for its equity interests.
(b)    The Membership Interests were issued in compliance with Applicable Laws. The Membership Interests were not issued in violation of the Charter Documents of the Company or any other agreement, arrangement, or commitment to which the Seller or the Company is a party (including its bylaws) and are not subject to or in violation of any preemptive or similar rights of any person or entity.
(c)    The Seller has provided to the Buyer true, complete and correct copies of the Charter Documents of the Seller and the Company, and such Charter Documents are in full force and effect. Other than the Charter Documents of the Company, there are no voting trusts, proxies, or other agreements or understandings in effect with respect to the voting or transfer of any of the Membership Interests. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Membership Interests or other equity interests in the Company or obligating the Seller or the Company to issue or sell any Membership Interests, or any other equity interest in the Company. There are no outstanding or authorized equity appreciation, profit participation,

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phantom equity or similar equity-based rights with respect to the Company. Other than as disclosed in the Interim Balance Sheet or obligations arising under Related Agreements to which the Seller and the Company are parties, the Company is not indebted, nor does it owe any amounts, to the Seller.
Section 3.06    Financial Statements.
(a)    Attached to Section 3.06(a) of the Seller Disclosure Schedules are true, accurate and complete copies of: (i) the balance sheets of the Company as of December 31, 2023 (which are audited), and December 31, 2024 (which are unaudited) and the related statements of operations and income for the fiscal years then ended (the “Year-End Financial Statements”); and (ii) the unaudited balance sheet of the Company (the “Interim Balance Sheet”) as of September 30, 2025 (the “Interim Balance Sheet Date”) and the related statement of operations and income for the nine (9) months then ended (the “Interim Financial Statements”) (the Year-End Financial Statements and the Interim Financial Statements, collectively, the “Financial Statements”). To Seller’s Knowledge, the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Year-End Financial Statements). The Financial Statements are based on the books and records of the Company and fairly present, in all material respects, the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated.
(b)    The Company has not entered into any securitization transactions, off-balance sheet arrangements, synthetic leases, sale/leaseback arrangements or arrangements providing for the factoring of receivables or entered into any transaction involving the use of special purposes entities for any of the foregoing.
Section 3.07    Books And Records. The books of account, equity record books and other records of the Company are complete and correct, in all material respects, and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.
Section 3.08    Absence Of Changes. Since the Interim Balance Sheet Date, there has been no event, occurrence or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and, except as disclosed in Section 3.08 of the Seller Disclosure Schedules, the Company has operated its business solely in the Ordinary Course of Business and consistent with past practices. Without limiting the generality of the foregoing, since the Interim Balance Sheet Date, except as set forth on Section 3.08 of the Seller Disclosure Schedules, the Company has not:

(a)    amended or restated any of its Charter Documents, (ii) split, combined or reclassified any of its capital stock or other securities, (iii) issued, sold or disposed of any of its

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capital stock or other securities, (iv) granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock or other equity securities, (v) declared or paid any dividends or distributions on or in respect of any of its capital stock or other securities, other than in respect of the Excluded Assets, or (vi) redeemed, purchased or acquired any of its capital stock or other equity securities;
(b)    made any material change in (i) any method of accounting or accounting practice, except as required by GAAP or as disclosed in the notes to the Financial Statements, or (ii) its cash management practices or policies, or its practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue or acceptance of customer deposits;
(c)    (i) undertaken any promotional, sales, discount or other activity that has had or could reasonably be expected to have the effect of accelerating sales or collections of receivables prior to the Closing that would otherwise be expected to occur subsequent to the Closing, (ii) revalued any assets (including by way of writing off notes or other receivables), (iii) incurred, assumed or guaranteed any Indebtedness, (iv) made any capital investment in, or any loan to, any other Person, (v) made any material capital expenditures, (vi) imposed or suffered any Encumbrance upon any of its properties, capital stock or assets, tangible or intangible, or (vii) made any loan to (or forgiven any loan to), or entered into any other transaction with, any of its direct or indirect equity holders, directors, officers or employees;
(d)    except with respect to Excluded Assets, (i) transferred, assigned, sold or otherwise disposed of any of the assets shown or reflected in the Interim Balance Sheet (other than cash, cash equivalents or marketable securities) or cancelled or waived any debts or entitlements, (ii) transferred, assigned or granted any license or sublicense of any material rights under or with respect to any Intellectual Property, or (iii) suffered any material damage, destruction or loss (whether or not covered by insurance) to its property;
(e)    (i) entered into any Contract that would constitute a Material Contract, or (ii) accelerated, terminated, modified, amended, restated or cancelled any Material Contract;
(f)    except as disclosed in Section 3.08(f) of the Seller Disclosure Schedules, (i) granted any bonuses, whether monetary or otherwise, or increased in any wages, salary, severance, pension or other compensation or benefits in respect of its employees, officers, directors, independent contractors or consultants in excess of [***], other than as provided for in any written agreements or required by Applicable Law, (ii) changed the terms of employment for any employee or terminated any employees for which the aggregate costs and expenses relating thereto exceed [***], (iii) taken any action to accelerate the vesting or payment of any compensation or benefit for any employee, officer, director, independent contractor or consultant, or (iv) adopted, modified or terminated any employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, or any Benefit Plan;

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(g)    (i) entered into a new line of business or abandoned or discontinued any existing lines of business, (ii) adopted any plan of merger, consolidation, reorganization, liquidation or dissolution, or (iii) filed a petition in bankruptcy under any provisions of federal or state bankruptcy law or consented to the filing of any bankruptcy petition against it under any similar law;
(h)    purchased, leased or otherwise acquired the right to own, use or lease any property or assets for an amount in excess of [***], individually (in the case of a lease, per annum) or [***] in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the Ordinary Course of Business, consistent with past practices, or (ii) acquired by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;
(i)    taken any action to make, change or rescind any material Tax election, amend any material Tax Return, or change any of the Company’s methods of Tax accounting; or
(j)    entered into any Contract to do any of the foregoing, or any taken any action that would result in any of the foregoing.
Section 3.09    Liabilities And Indebtedness.
(a)    All Indebtedness of the Company is listed on Section 3.09(a) of the Seller Disclosure Schedules. The Company is not committed or required to make any capital expenditures, nor have any capital expenditures been authorized by the Company that have not been made and fully paid.
(b)    The Company has no Liabilities, except for: (i) Liabilities reflected or reserved against in the Interim Balance Sheet; (ii) non-material current liabilities incurred in the Ordinary Course of Business since the Interim Balance Sheet Date; or (iii) executory obligations of the Company arising in the Ordinary Course of Business under any Contract to which the Company is party.
Section 3.10    Aircraft And Rotables.
(a)    The Company is not a party to any interchange or pooling agreements with respect to the Aircraft, Engines, or the Rotables, other than parts pooling agreements in the Ordinary Course of Business.
(b)    Except as set forth in Section 3.10(b) of the Seller Disclosure Schedules, the Company is not currently leasing any Aircraft or Engines to a third-party lessee.
Section 3.11    SUBSIDIARIES. The Company does not currently own or hold any capital stock or other equity interests in any other Person, or the right or obligation to acquire (directly or indirectly) any capital stock or equity interests in any other Person or business. The Company does not have any Subsidiaries.

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Section 3.12    Licenses And Permits
(a)    The Company holds the Certificates of Public Convenience and Necessity for interstate and foreign charter air transportation issued by the Secretary of Transportation and an Air Carrier Certificate issued by the FAA Administrator pursuant to Chapter 447 of Title 49, United States Code, permitting Domestic, Flag, and Supplemental operations under Part 121 of Title 14, Code of Federal Regulations (collectively, the “Air Certificates”), and such other consents, registrations, notices, waivers, exemptions, approvals, confirmations, clearances, permits, certificates, orders, and authorizations obtained, or required to be obtained, from Governmental Authorities the loss or termination of which would materially adversely affect the operation of the Business (collectively, the “Permits”), all of which are identified in Section 3.12(a) of the Seller Disclosure Schedules.
(b)    With respect to the Permits: (i) each Permit is in full force and effect in accordance with its terms; (ii) no outstanding written notice or communication of any noncompliance, revocation, cancellation or termination of any Permit has been received by the Company; (iii) except as set forth in Section 3.12(b) of the Seller Disclosure Schedules, there are no notices of material violation, orders of forfeiture, complaints, investigations, or proceedings by or before the FAA, DOT or any other Governmental Authority other than notices of violations or complaints in the Ordinary Course of Business nor are there any Action or Governmental Orders against the Company pending or threatened in writing, or to the Seller’s Knowledge, threatened orally, that seek the revocation, cancellation, termination, or adverse modification of any Permit; (iv) no condition exists, no event has occurred that would permit (whether with or without notice, lapse of time or the occurrence of any other event) and neither this Agreement, the Related Agreements, nor the transactions contemplated hereby or thereby would permit the suspension or revocation of such Permit other than by expiration of the term set forth therein; and (v) the Permits listed in Section 3.12(a) of the Seller Disclosure Schedules constitute all of the Permits necessary for the Company for the operation of the Business as now being conducted with respect to its supplemental and not domestic or flag operations.
(c)    The Company has timely filed all material submissions, reports, registrations, schedules, forms, statements, and other documents, together with any amendments required to be made with respect thereto, that it was required to file in the past two years with (i) the FAA, (ii) the DOT, (iii) any state or other federal regulatory authority, (iv) any foreign regulatory authority and (v) all Governmental Authorities, and in each case has paid all fees and assessments due and payable in connection therewith. The Company is a Citizen of the United States.
Section 3.13    Taxes. Except as set forth in Section 3.13 of the Seller Disclosure Schedules:
(a)    The Company has filed on a timely basis (taking into account all extensions of time to file that were automatic or that have been granted) all Income Tax Returns and all other material Tax Returns that are required to have been filed by or with respect to it. All such Tax Returns are accurate and complete in all material respects and were prepared in substantial compliance with all Applicable Law. The Company currently is not the beneficiary

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of any extension of time (other than automatic extensions of time not requiring the consent of any Taxing Authority) within which to file any Tax Return which Tax Return has not yet been filed. All Taxes shown as due and owing by the Company on each Tax Return filed by the Company (and all other material Taxes due and owing by the Company) have been paid by or on behalf of the Company in full. There are no Encumbrances for Taxes (other than Permitted Encumbrances) upon any of the properties or assets of the Company.
(b)    In the last seven (7) years, the Company has not received written notice of any claim by a Taxing Authority in a jurisdiction where the Company does not file Tax Returns or pay Taxes that it is or may be required to file Tax Returns in, or is subject to taxation by, that jurisdiction. The Company is not subject to any currently effective waiver of any statute of limitations in respect of Taxes or has agreed to any currently effective extension of time for the assessment or collection of any Tax.
(c)    The Company has withheld and paid to the proper Governmental Authorities (to the extent due and owing) all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.
(d)    No (i) written dispute or claim concerning any Liability for Taxes of the Company has been raised by any Taxing Authority which has not been resolved, (ii) audit, examination, or other legal or administrative proceeding with respect to Tax Returns of the Company is currently in progress, and the Company has not received any written notice from a Taxing Authority indicating an intent to open an audit or examination related to Tax matters, and (iii) statute of limitations has been waived for the assessment of tax or extended the time for the assessment or collection of any Tax or deficiency, which waiver or extension remains in effect.
(e)    The Company is not a party to or bound by any Tax Sharing Agreement. The Company (i) has not been a member of an affiliated, consolidated, unitary, combined or similar Tax group for purposes of filing an income Tax Return, other than a group of which Harbor Diversified Inc. or the Seller is the common parent or (ii) has no Liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract (excluding for the avoidance of doubt any commercial agreement entered into in the Ordinary Course of Business the primary purpose of which does not relate to Taxes) or otherwise by operation of Applicable Law.
(f)    The Company is not a partner for Tax purposes with respect to any joint venture, partnership, or other arrangement or Contract which is treated as a partnership for Tax purposes.
(g)    The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of:
(i)    any adjustment under Section 481 of the Code (or any comparable provision of state, local or foreign laws) resulting from any change in method of

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accounting, or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date;
(ii)    the use of the installment sale method or open transaction method to report a disposition of property occurring on or prior to the Closing Date;
(iii)    a prepaid amount received or deferred revenue accrued on or before the Closing Date other than those reflected in the Financial Statements;
(iv)    any closing agreement under Section 7121 of the Code (or any comparable provision of state, local or foreign laws) executed on or before the Closing Date; or
(v)    any inclusion under Section 951(a) or Section 951A of the Code attributable to (A) “subpart F income,” within the meaning of Section 952 of the Code, (B) direct or indirect holding of “United States property,” within the meaning of Section 956 of the Code or (C) “global intangible low-taxed income,” as defined in Section 951A of the Code, in each case, determined as if the relevant taxable years ended on the Closing Date.
(h)    The Seller is, and at all times since January 2005 has been, properly treated as a C corporation for federal (and applicable state and local) Income Tax purposes. The Company is, and at all times since it converted to a limited liability company in January 2017 has been, properly treated as a disregarded entity or partnership for federal (and applicable state and local) Income Tax purposes.
(i)    The Company (i) is not, and has not been at any time since December 31, 2018, a United States real property holding company (as defined in Section 897(c)(2) of the Code), (ii) has never owned any equity interest in a “controlled foreign corporation” within the meaning of Section 957 of the Code, and (iii) has not made any election under Code Section 965(h) to defer the payment of any “net tax liability” as such term is defined in Code Section 965(h)(6).
(j)    The Company has properly collected and remitted all material sales Taxes, use Taxes, surtaxes, and similar Taxes with respect to sales made to its customers, and retained any documents necessary to support any exemptions therefrom.
(k)    The Company has complied in all material respects with all “escheat,” “abandoned property,” “unclaimed property,” or other similar laws.
(l)    The Company has not applied for any Tax ruling or other guidance or entered into a closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax Law) or any other agreement or contract with respect to Taxes with any Taxing Authority, which ruling, guidance, or agreement will be binding on the Company after the Closing. The Company has not granted a power of attorney that is currently in effect with respect to any Tax matters.

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(m)    The Company has never participated in any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code or Treasury Regulation Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. law).
This Section 3.13 (together with other representations and warranties in Article III that refer to Taxes or the Code) represents the sole representations and warranties of the Seller and the Company with respect to any Tax matters. Notwithstanding anything to the contrary in this Agreement, neither the Seller nor the Company makes any representation or warranty as to the amount of, or limitations on, any net operating losses, Tax credits, Tax basis or other Tax attributes of the Company in any Tax period (or portion thereof) beginning after the Closing Date.
Section 3.14    Compliance With Law. To Seller’s Knowledge, the Company is in compliance in all material respects with all Applicable Law that is applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets. To Seller’s Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) could reasonably be expected to constitute or result in the Company violating, or failing to comply with, any Applicable Law in any material respect. The Company has not received any written notice or other communication, or to the Seller’s Knowledge, any oral notice, from any Governmental Authority or other Person regarding any material actual, alleged, or potential violation of, or failure to comply with, any Applicable Law that would have a Material Adverse Effect.
Section 3.15    Assets Of The Company. The Company owns (with good and marketable title in the case of real property) all of the properties and assets (whether real, personal or mixed and whether tangible or intangible) that it purports to own, including the properties and assets reflected in the Interim Balance Sheet, free and clear of any and all Encumbrances (other than those Encumbrances listed on Section 3.15 of the Seller Disclosure Schedules, each of which will be terminated and satisfied at the Closing).
Section 3.16    Real Estate. Section 3.16(a) of the Seller Disclosure Schedules sets forth a complete and accurate list of: (a) all real property owned by the Company; and (b) all real property leased by or licensed to the Company (the “Leased Real Property” and together with all real property owned by the Company, the “Real Property”). All leases, licenses, and other occupancy agreements pursuant to which the Company leases, licenses, or otherwise occupies the Leased Real Property (the “Leases”) are set forth on Section 3.16(b) of the Seller Disclosure Schedule. True, correct, and complete copies of all Leases have been delivered to the Buyer. With respect to each Lease: (i) such Lease is valid, binding, enforceable, and in full force and effect; (ii) neither the Company nor, to the Seller’s Knowledge, any landlord is in breach of or default under (or alleged to be in breach of or default under) such Lease, and no event has occurred or circumstance exists that, with notice or the passage of time or both, would reasonably be expected to constitute or result in a material breach of or default under such Lease; (iii) the Company has not received any written notice or other communication, or to the Seller’s Knowledge, oral notice, from any landlord or other Person regarding any actual, alleged, possible, or potential breach of or default under such Lease, or any actual, proposed, possible or potential termination, cancellation, or modification thereof which remains unresolved; (iv) to the Seller’s Knowledge, there are no subleases or

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subtenancies of any space covered by such Lease; (v) no consent or approval of any landlord is required in connection with the transactions contemplated hereby, except as set forth on Section 3.16(c) of the Seller Disclosure Schedule; and (vi) the Company has paid all rent and other amounts due and payable under such Lease. To the Seller’s knowledge, the Real Property complies in all material respects with, and is presently being used in compliance in all material respects with, all Applicable Laws.
Section 3.17    Environmental Matters. The Company is currently and has at all times been in compliance with all Environmental Laws in all material respects.
Section 3.18    Employee Benefit Plans.
(a)    Section 3.18(a) of the Seller Disclosure Schedules sets forth a true and complete list of each Benefit Plan. For each Benefit Plan, the Seller has made available to the Buyer accurate, current, and complete copies of each of the following: (i) the plan document with all amendments, or if not reduced to writing, a written summary of all plan terms; (ii) any written contracts and arrangements related to such Benefit Plan, including trust agreements or other funding arrangements, and insurance policies, certificates and contracts; (iii) the current summary plan description and any summaries of material modifications; (iv) the most recent annual financial statements and actuarial reports; (v) in the case of a Benefit Plan intended to be qualified under Section 401(a) of the Code, the most recent favorable determination or national office approval letter issued by the Internal Revenue Service and any legal opinions issued thereafter with respect to the Benefit Plan’s continued qualification; (vi) the three most recent Form 5500s and accompanying schedules filed with respect to such Benefit Plan; (vii) the written results of all required compliance testing for the prior three years; and (viii) copies of any material notices, audits, inquiries, or other correspondence from, or filings with, any Governmental Authority relating to the Benefit Plan.
(b)    The Company has not incurred and does not reasonably expect to incur any Liability under Title I or Title IV of ERISA, any related provisions of the Code, or Applicable Law relating to any Benefit Plan. No complete or partial termination of any Benefit Plan has occurred or is expected to occur.
(c)    No event has occurred and no condition exists that would subject the Company by reason of its affiliation with any ERISA Affiliate to any Tax, penalty, fine, lien, or other Liability imposed by ERISA, the Code or other Applicable Laws, in each case, in respect of any employee benefit plan maintained, sponsored, contributed to, or required to be contributed to by any ERISA Affiliate (other than the Company).
Section 3.19    Labor And Employment Matters.
(a)    The Company is in compliance in all material respects with all Applicable Laws pertaining to employment and employment practices, including all Applicable Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion

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and discharge of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, WARN, and unemployment insurance. To the Seller’s knowledge, the Company is in compliance in all material respects with, and has complied in all material respects with, all immigration laws, including Form I-9 requirements and any applicable mandatory E-Verify obligations.
(b)    The Seller has made available to the Buyer lists of all individuals who are employees, independent contractors, or consultants of the Company as of the date hereof, including any employee who is on layoff or a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full-time or part-time); (iii) hire or retention date; (iv) current annual base compensation rate or contract fee; and (v) commission, bonus, or other incentive-based compensation.
(c)    All individuals characterized and treated by the Company at any time as independent contractors or consultants are or were, as appropriate, properly treated as independent contractors under all Applicable Laws. All employees of the Company at any time classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are or were, as appropriate, properly classified.
(d)    Except as disclosed in Section 3.19(d) of the Seller Disclosure Schedules, there are no Actions against the Company pending or threatened in writing, or to the Seller’s Knowledge, threatened orally, to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant, volunteer, intern, or independent contractor of the Company, including any charge, investigation or claim relating to unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, employee classification, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, WARN Act, unemployment insurance, or any other employment related matter arising under Applicable Laws.
(e)    Other than the labor relationships and union contracts disclosed in Section 3.19(e)(i) of the Seller Disclosure Schedules, the Company is not a party to, or bound by, any collective bargaining agreement or other Contract with a union, works council, or labor organization (collectively, “Unions”), and there is not any other Union representing or purporting to represent any employee of the Company. To the Seller’s Knowledge, no Union or group of employees is currently organizing employees for the purpose of collective bargaining. In the last five year period, there has not been any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting the Company. Other than the labor relationships disclosed in Section 3.19(e)(i) of the Seller Disclosure Schedules, the Company has no duty to bargain with any Union. Other than the grievances and unfair labor practice charges disclosed in Section 3.19(e)(ii) of the Seller Disclosure Schedules, no material grievances or unfair labor practice charges are pending or threatened in writing to be

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brought or filed, against the Company. The Union contracts and any arbitration decisions applicable to the Company either: (i) do not prevent or affect the transactions contemplated by this Agreement; or (ii) the Company has fully complied with any Contract provisions and/or arbitration decisions that could prevent or affect the transactions contemplated by this Agreement.
(f)    The Company has complied in all material respects with the Worker Adjustment and Retraining Notification Act (“WARN Act”) and any state or local law applicable to the Company that is similar to the WARN Act.
Section 3.20    Material Contracts.
(a)    Section 3.20(a) of the Seller Disclosure Schedules lists each Contract to which the Company is a party or by which it is bound that is material to the Company and/or its business and that: (i) involves aggregate consideration in excess of [***] and that cannot be cancelled by the Company without penalty or without more than [***] notice; (ii) requires the Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions in excess of [***]; (iv) relates to the acquisition or disposition by the Company of any business; (v) is with any broker, finder, distributor, dealer, manufacturer’s representative, or franchisor in excess of [***]; (vi) is with any employee or independent contract that is not cancellable by the Company without material penalty or without more than [***] notice in excess of [***]; (vii) evidences or relates to any Indebtedness of the Company in excess of [***]; (viii) is with any Governmental Authority, or represents a prime or subcontract with any Governmental Authority in excess of [***]; (ix) relates to a joint venture, partnership or similar relationship; (x) is with the Seller or any Affiliate; (xii) contains a “most favored nations” or similar provision; (xiii) purports to restrict the Company or prohibits the Company from directly or indirectly engaging in any business; or (xv) is with a Union (collectively, “Material Contracts”).
(b)    Each Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect. None of the Company or, to the Seller’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate or renegotiate, any Material Contract.
Section 3.21    Insurance. Section 3.21 of the Seller Disclosure Schedules lists all current policies or binders of insurance maintained by the Company and relating to the assets, business, operations, employees, officers and directors of the Company (collectively, the “Insurance Policies”). The Insurance Policies: (a) are in full force and effect; (b) are valid and binding in accordance with their terms; (c) are provided by carriers who are financially solvent; and (d) have not been subject to any lapse in coverage. The Company has not received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of the Insurance Policies. All premiums due on the Insurance Policies have been paid. The Company is not in default under, and has not otherwise failed to comply with, in any material respect, any provision contained in any Insurance Policy.

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Section 3.22    Intellectual Property
(a)    Section 3.22(a) of the Seller Disclosure Schedules lists all of the issued patents, trademark registrations, copyright registrations and domain name registrations owned by the Company, and all applications for any of the foregoing, including, as applicable: (i) the jurisdiction where the application or registration is located; (ii) the application or registration number; and (iii) the application or registration date (collectively, the “Intellectual Property Registrations”). The Company owns all Intellectual Property Registrations free and clear of all Encumbrances, except Permitted Encumbrances. The Company is not bound by any outstanding judgment, injunction, order or decree restricting the use of such Intellectual Property Registrations, or restricting the licensing thereof to any Person. All such issued/registered Intellectual Property Registrations are subsisting, in full force and effect and, to the Seller’s Knowledge, valid in all material respects. The Company has paid all maintenance fees and made all filings required to maintain the Company’s ownership and avoid expiration thereof.
(b)    Section 3.22(b) of the Seller Disclosure Schedules lists all unregistered trademarks, service marks, brands, certification marks, logos, trade dress, or trade names owned by the Company that are material to its business as currently conducted (“Unregistered Trademarks”).
(c)    Section 3.22(c) of the Seller Disclosure Schedules lists all Company owned (i) proprietary Software, (ii) social media accounts, and (iii) domain names. No Company owned software contains any open source code that would, for any reason, require the public disclosure of the code for any Company owned software, the payment of any monies to any third party as a result of the use of such Software, or that restricts the Company’s use of such Software in any way.
(d)    In the last three years, the Company has not received any written claim, allegation, or other written notice of Intellectual Property infringement relating to the operation of the business of the Company, nor any written challenge to the ownership or validity of any of the Intellectual Property rights owned by the Company, nor is there any Action pending against the Company charging it with, or to the Seller’s Knowledge, threatening, infringement, dilution, misappropriation, or other violation of any Intellectual Property of any other Person. The operation of the business of the Company, including its products, process, and services, does not infringe, misappropriate, dilute, or otherwise violate the Intellectual Property rights owned by any other Person.
(e)    To the Sellers’ Knowledge, none of the Intellectual Property owned by the Company is being infringed, misappropriated, diluted, or otherwise violated by any other Person. There is no Action pending in which the Company has charged any other Person with infringement, misappropriation, dilution, or other violation of any Intellectual Property owned by the Company. The Company has not, in writing, accused any other Person with infringement, misappropriation, dilution, or other violation of any Intellectual Property owned by the Company.

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(f)    The Company is the sole and exclusive legal and beneficial owner of all right, title, and interest in and to the Intellectual Property owned and by the Company, including the Intellectual Property Registrations and Unregistered Trademarks, and the Company has the valid and enforceable right to use all other Intellectual Property used in its business in the same manner as currently conducted by the Company immediately prior to and as of the Closing Date. The Intellectual Property owned or licensed by the Company constitutes all Intellectual Property that is necessary for the operation of the business of the Company in the same manner as currently conducted by the Company immediately prior to the Closing.
(g)    Except as would not reasonably be expected to have a Material Adverse Effect, the Company has taken commercially reasonable steps to protect and maintain all material Intellectual Property and to preserve the confidentiality of any trade secrets comprised in such Intellectual Property.
Section 3.23    Computer Systems And Data Privacy
(a)    The Computer Systems: (i) adequately meet the data processing and other computing needs of the Company and its business and operations as presently conducted; (ii) function, operate, process and compute in all material respects in accordance with all Applicable Laws, industry standards and trade practices. The Company has in place appropriate back-up systems and disaster recovery plans, procedures and facilities necessary to ensure the continuing availability of the functionality provided by the Computer Systems in the event of any malfunction or other form of disaster affecting the Computer Systems and has taken all reasonable steps and implemented all reasonable procedures to safeguard the Computer Systems and prevent unauthorized access thereto.
(b)    The Company complies, and at all times during the five year period prior to the Closing Date, has complied, in all material respects with all of the following in the conduct of the business of the Company: (i) applicable Privacy Laws; (ii) applicable industry standards, guidelines, and best practices, and (iii) contractual requirements or terms of use concerning the Processing of Personal Information or other confidential business information to which the Company is or was a party or otherwise bound. The Company has implemented and maintained reasonable measures, including physical, technical, and administrative security programs, policies, procedures, to protect Personal Information and other confidential information from destruction, loss, alteration, damage, unauthorized access or disclosure or illegal or unauthorized Processing.
(c)    Since the past five (5) years, the Company has not been subject to any Data Breach. At no time has the Company notified and, to the Seller’s Knowledge, there have been no facts or circumstances that would require the Company to notify, any Governmental Authority or other Person of any Data Breach.
(d)    The Company has not received any notice, request, claim, complaint, correspondence, or other communication in writing from any Governmental Authority or other Person, and to the Sellers’ Knowledge there has not been any audit (other than in the ordinary course), investigation, enforcement action (including any fines or other sanctions), or other

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Action, relating to any actual, alleged, or suspected Data Breach or violation of any Privacy Law, Business Privacy and Data Security Policy, or Person’s individual privacy rights involving Personal Information in the possession or control of the Company, or held or Processed by any vendor, processor, or other third party for or on behalf of the Company, in the conduct of the business of the Company, and there are no facts or circumstances that would reasonably be expected to give rise to any of the foregoing.
Section 3.24    Affiliate Transactions. Neither the Seller nor any of its Affiliates, directly or indirectly: (a) has had any business dealings, or is a party to any Contract, with the Company, other than business dealings or Contracts listed on Section 3.24 of the Seller Disclosure Schedules, each of which has been conducted in the Ordinary Course of Business at substantially prevailing market prices and on substantially prevailing market terms; or (b) is or has been engaged in competition with the Company.
Section 3.25    Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any Related Agreement based upon arrangements made by or on behalf of the Seller or the Company or their Affiliates.
Section 3.26    Exclusivity Of Representations And Warranties. The representations and warranties made by the Seller in this Article III are the exclusive representations and warranties made by the Seller. The Seller hereby disclaims any other express or implied representations or warranties with respect to such matters, and if made, such other representations and warranties may not be relied upon by Buyer or its Affiliates. It is understood and agreed that any due diligence materials made available to Buyer or its Affiliates, do not and shall not be deemed to, directly or indirectly, contain representations or warranties of the Seller or any of its Affiliates, all of which are disclaimed by the Buyer.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER
The Buyer represents and warrants to the Seller that the statements contained in this Article IV are true and correct as of the date hereof and as of the Closing Date.
Section 4.01    Organization And Authority Of The Buyer; Enforceability. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas. The Buyer is solely owned and controlled only by Citizens of the United States. The Buyer has full corporate power and authority to enter into this Agreement, the Related Agreements to which the Buyer is a party, and the documents to be delivered hereunder and thereunder, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by the Buyer of this Agreement, the Related Agreements to which the Buyer is a party, and the documents to be delivered hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Buyer. This Agreement, the Related Agreements to which the Buyer is a party,

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and the documents to be delivered hereunder and thereunder have been duly executed and delivered by the Buyer, and (assuming due authorization, execution, and delivery by the Seller) this Agreement, the Related Agreements to which the Buyer is a party, and the documents to be delivered hereunder and thereunder constitute legal, valid, and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, except as may be limited by the Enforceability Exceptions.
Section 4.02    No Conflicts; Consents. The execution, delivery and performance by the Buyer of this Agreement, the Related Agreements to which the Buyer is a party, and the documents to be delivered hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with the certificate of formation, limited liability company agreement or other Charter Documents of the Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to the Buyer, except where the violation or conflict would not, individually or in the aggregate, have a material adverse effect on the Buyer’s ability to consummate the transactions contemplated hereby on a timely basis. Except for consents, registrations, notices, waivers, exemptions, approvals, confirmations, clearances, permits, certificates, orders, and authorizations as may be required to be obtained from, or delivered to, as applicable, the FAA, DOT, DOD, and FCC, no other consent, registration, notice, waiver, exemption, approval, confirmation, clearance, permit, certificate, order, or authorization is required to be obtained by the Buyer from any person or entity (including any Governmental Authority) in connection with the execution, delivery, and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby.
Section 4.03    Investment Purpose. The Buyer is acquiring the Membership Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. The Buyer acknowledges that the Membership Interests are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Membership Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.
Section 4.04    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any Related Agreement based upon arrangements made by or on behalf of the Buyer or its Affiliates.
Section 4.05    Legal Proceedings. There is no Action pending or, to the Buyer’s knowledge, threatened against or by the Buyer or any Affiliate of the Buyer that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement, except any Actions that would not, individually or in the aggregate, have a material adverse effect on the Buyer’s ability to consummate the transactions contemplated hereby on a timely basis. To the Buyer’s knowledge, no such Action has been threatened and no event has occurred or circumstance exists that could reasonably be expected to give rise to or serve as the basis for the commencement of any such Action.

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Section 4.06    Financing. The Buyer has, as of the date hereof, and will have, on the Closing Date, funds sufficient to (a) pay the Estimated Closing Payment (including any adjustments pursuant to Section 2.03, if any), (b) pay any and all the fees and expenses required to be paid by the Buyer in connection with this Agreement and the Related Agreement, and (c) satisfy all of the other payment obligations of the Buyer contemplated hereunder.
Section 4.07    Compliance With Law. To Buyer’s Knowledge, the Buyer is in compliance in all material respects with all Applicable Law that is applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets. To Buyer’s knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) could reasonably be expected to constitute or result in the Buyer violating, or failing to comply with, any Applicable Law in any material respect. The Buyer has not received any written notice or other communication, or to the Buyer’s Knowledge, any oral notice, from any Governmental Authority or other Person regarding any material actual, alleged, or potential violation of, or failure to comply with, any Applicable Law that would have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.
Section 4.08    No Other Representations And Warranties. The representations and warranties made by the Buyer in this Article IV are the exclusive representations and warranties made by the Buyer. The Buyer hereby disclaims any other express or implied representations or warranties with respect to such matters, and if made, such other representations and warranties may not be relied upon by the Seller or its Affiliates. The Buyer acknowledges that it has had the opportunity to conduct due diligence and investigation with respect to Company and the Business and has completed such due diligence and investigation to its satisfaction.
ARTICLE V

PRE-CLOSING COVENANTS; CLOSING
Section 5.01    Operation Of The Company Prior To The Closing. From the date hereof through the Closing or the earlier termination of this Agreement (the “Pre-Closing Period”), except as disclosed in Section 5.01 of the Seller Disclosure Schedules which such matters are explicitly allowed, the Seller shall, and shall cause the Company to, operate in the Ordinary Course of Business and shall use its reasonable commercial efforts consistent with the Ordinary Course of Business to preserve intact the Company’s current business organization and to keep the services of personnel necessary to sustain operations at levels sufficient to preserve the validity and currency of all Permits and the FAA Part 121 Air Carrier Certificate, except where any failure to do so would not reasonably be expected to have a Material Adverse Effect, and shall continue to interact with current customers, suppliers, licensors, licensees, distributors, landlords, creditors, employees, agents and others having business relationships with the Company in a manner consistent with past practice; provided, that nothing shall obligate the Company to resume, renew or take similar actions with respect to any operations or business relationships that have been terminated or suspended as of date hereof. In addition (and without limiting the generality of the foregoing), except as disclosed in Section 5.01 of the Seller Disclosure Schedules, the Seller shall, and shall cause the Company to:

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(a)    continue aircraft maintenance practices in the Ordinary Course of Business and in accordance with Applicable Law with respect to the Aircraft listed in Part 1 of Schedule 1.01(a);
(b)    maintain in effect all Material Contracts, material Company consents, registrations, notices, waivers, exemptions, approvals, confirmations, clearances, permits, certificates, orders, and authorizations obtained from, or delivered to, as applicable, the FAA, DOT, DOD AND FCC, and any other relevant Governmental Authorities;
(c)    maintain flight operations and related activities (including crew training, checking and qualification, maintenance and recordkeeping) at levels sufficient to preserve the validity, currency, and fitness determinations of all Permits and certificates, including the FAA Part 121 Air Carrier Certificate and associated operations specifications, and to avoid any dormancy or lapse that would reasonably be expected to require recertification or revalidation;
(d)    notify Buyer of (i) any planned, proposed, or ongoing changes to operations and material communications from the FAA, DOT, DOD and FCC, and any other relevant Governmental Authorities; and (ii) any event, change, or development that has or would reasonably be expected to have a material adverse effect on Buyer’s consummation of this transaction;
(e)    not take action that would have been required to be disclosed pursuant to Section 3.08 had such action been taken prior to the date of this Agreement without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed); and
(f)    provide Buyer with prompt written notice of any resignation or termination of the Chief Pilot, Director of Operations, Director of Maintenance or Director of Safety (or any equivalent required management position).
Section 5.02    Financing Efforts Of Buyer. During the Pre-Closing Period, the Buyer shall use its commercially reasonable efforts in connection with continuing to maintain its ability to finance and pay for all financial obligations hereunder and shall notify the Seller of any matter that would adversely impact its ability to pay for all such financial obligations; provided that any such notification shall not waive any corresponding indemnity claim of the Seller.
Section 5.03    Excluded Assets. The parties acknowledge and agree that prior to the Closing, the Seller may cause the Company to assign, transfer or otherwise distribute to the Seller or its Affiliates or other third parties all assets of the Company set forth on Schedule 5.03 or sell certain assets pursuant to the Asset Purchase Agreements (collectively, “Excluded Assets”). Notwithstanding anything to the contrary, Buyer hereby forever irrevocably releases and discharges Seller, its Affiliates, any transferees of the Excluded Assets and their respective Affiliates, equity holders, managers, directors, officers, employees, representatives and advisors from any and all kind of action, proceeding, claim of whatsoever kind or character with respect to the Excluded Assets.

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Section 5.04    Other Pre-closing Covenants.
(a)    On the terms and subject to the conditions of this Agreement, during the Pre-Closing Period each party hereto shall (i) use its reasonable commercial efforts to cause the Closing to occur as promptly as practicable, including actions necessary to comply promptly with all Applicable Laws that may be imposed on it or any of its Affiliates with respect to the Closing and (ii) use its reasonable commercial efforts to cause its obligations to satisfy conditions to Closing to be satisfied, and refrain from taking any action that could reasonably result in any of the conditions to Closing not being satisfied. In addition, during the Pre-Closing Period the Seller shall use its reasonable commercial efforts to obtain, and cooperate in obtaining, all material consents, approvals and authorizations from third parties necessary or appropriate to permit the consummation of the transactions contemplated hereby and under the Related Agreements as promptly as practicable; provided, however, that each party hereto shall use commercially reasonable efforts to cooperate with the other parties to this Agreement in obtaining all consents, approvals and authorizations. Each party shall bear its own expenses incurred in connection with seeking and obtaining any required consent or approval of the DOT or FAA.
(b)    During the Pre-Closing Period, the Seller shall, and shall cause the Company to, (i) afford to the Buyer and its directors, managers, members, partners, employees, agents, attorneys, accountants, financial advisors, officers, independent contractors and its financing sources and their respective representatives reasonable access, upon reasonable advance notice during normal business hours, to all the personnel (in coordination with the Seller), properties, books, Contracts, commitments, Tax Returns and records of the Company, and shall make available to the Buyer any information concerning the Company as the Buyer may reasonably request, (ii) furnish the Buyer with such financial, operating and other data and information (including personnel files and historical employee-related data) related to the Business as the Buyer may reasonably request and (iii) instruct its representatives to cooperate with the Buyer in its investigation of the Business,
Section 5.05    Conditions To Closing.
(a)    The Buyer’s obligation to consummate the transactions contemplated hereunder shall be conditioned upon the satisfaction by the Seller (or waiver by the Buyer) of each of the following conditions on or prior to Closing:
(i)    the submission of a notice of proposed substantial change in ownership of the Company to DOT in accordance with 14 CFR Part 204.5, and receipt of written confirmation from DOT that the Company will remain a Citizen of the United States and fit to conduct operations under their certificates following consummation of the transactions contemplated hereunder;
(ii)    the submission to and approval by DOT of a joint application for exemption from the certificate transfer requirement under section 41105 of Title 49, United States Code, or receipt of written confirmation from DOT, acceptable to counsel

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for the Buyer and the Seller, that a certificate transfer application is not required under section 41105 for the transactions contemplated hereunder;
(iii)    the Company’s assets shall include the 14 CFR Part 121 Air Carrier Certificate and all related Permits in good standing;
(iv)    the closing deliverables in Section 5.06 shall have been delivered to the Buyer;
(v)    each of the representations and warranties set forth in Article III of this Agreement (other than the Fundamental Representations) shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representation and warranty speaks as of another date, in which case such representation and warranty shall be true and correct as of such date);
(vi)    each of the Fundamental Representations under Article III shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (except to the extent that such Fundamental Representation speaks as of another date, in which case such Fundamental Representation shall be true and correct as of such date);
(vii)    the Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and the Related Agreements to be performed or complied with by it prior to or on the Closing Date;
(viii)    there shall not have occurred or reasonably be expected to occur any Material Adverse Effect;
(ix)    the Seller shall have delivered a certificate to the Buyer, dated as of the Closing Date, in which the Seller certifies as to the satisfaction of the conditions described in Sections 5.05(a)(v) – (viii);
(x)    no injunction or restraining order shall have been issued by any Governmental Authority and be in effect that restrains or prohibits any material transaction contemplated hereby;
(xi)    no Action shall have been commenced against the Seller or the Company or any of its Affiliates that would prevent the Closing; and
(xii)    Harbor Diversified, Inc. has entered into the Asset Purchase Agreements, and the Asset Purchase Agreements shall close concurrently with this Agreement.

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(b)    The Seller’s obligation to consummate the transactions contemplated hereunder shall be conditioned upon the satisfaction by the Buyer (or waiver by the Seller) of the following conditions on or prior to Closing:
(i)    the submission of a notice of proposed substantial change in ownership of the Company to DOT in accordance with 14 CFR Part 204.5, and receipt of written confirmation from DOT that the Company will remain a Citizen of the United States and fit to conduct operations under their certificates following consummation of the transaction contemplated hereunder;
(ii)    submission to and approval by, DOT of a joint application for exemption from the certificate transfer requirement under section 41105 of Title 49, United States Code, or receipt of written confirmation from DOT, acceptable to counsel for the Buyer and the Seller, that a certificate transfer application is not required under section 41105 for the transaction contemplated hereunder;
(iii)    the closing deliverables in Section 5.07 shall have been delivered to the Seller;
(iv)    each of the representations and warranties set forth in Article IV of this Agreement (other than the Fundamental Representations) shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representation and warranty speaks as of another date, in which case such representation and warranty shall be true and correct as of such date);
(v)    each of the Fundamental Representations set forth in Article IV shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (except to the extent that such Fundamental Representation speaks as of another date, in which case such Fundamental Representation shall be true and correct as of such date);
(vi)    the Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and the Related Agreements to be performed or complied with by it prior to or on the Closing Date;
(vii)    the Buyer shall have delivered a certificate to the Seller, dated as of the Closing Date, in which the Buyer certifies as to the satisfaction of the conditions described in Sections 5.05(b)(iv) – (vi);
(viii)    no injunction or restraining order shall have been issued by any Governmental Authority and be in effect that restrains or prohibits any material transaction contemplated hereby;

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(ix)    no Action shall have been commenced against the Buyer that would prevent the Closing; and
(x)    CSI Aviation, Inc. and Associated Energy Group LLC shall have entered into the Asset Purchase Agreements with Harbor Diversified, Inc., and the Asset Purchase Agreements shall close concurrently with this Agreement.
Section 5.06    The Seller’s Deliveries. At the Closing, the Seller shall deliver, or cause to be delivered, to the Buyer the following:
(a)    an assignment to the Buyer, in a form reasonably satisfactory to the Buyer and the Seller, of the Membership Interests (the “Membership Interest Assignment”) free and clear of all Encumbrances (other than restrictions on transfer arising under the Securities Act), duly executed by the Seller;
(b)    copies of the resignation or resignations duly executed by each member of the Board of Managers, or similar governing body, of the Company and each officer of the Company, to be effective as of the Closing or removals by the Board of Managers of the Company of each officer of the Company;
(c)    a certificate of the Secretary or Assistant Secretary (or equivalent officer) of the Seller certifying as to (i) the resolutions of the board of directors of the Seller, duly adopted and in effect as of the date hereof, which authorize the execution, delivery, and performance of this Agreement and the transactions contemplated hereby, (ii) true, correct and complete copies of the Charter Documents of the Company and the Seller and (iii) good standing certificates (or its equivalent) of the Seller and the Company from the States of Delaware and Wisconsin;
(d)    an IRS Form W-9 duly executed by the Seller;
(e)    all Pay-Off Letters and Transaction Expense Invoices;
(f)    the Related Agreements duly executed by the Seller, its Affiliates and/or the Company, as applicable; and
(g)    such other agreements, certificates, documents, consents, approvals and other deliverables as may be reasonably requested by the Buyer to carry out the intents and purposes of this Agreement.
Section 5.07    The Buyer’s Deliveries. At the Closing, the Buyer shall:
(a)    make the payments set forth in Section 2.03(b); and
(b)    deliver, or cause to be delivered, to the Seller:
(i)    a certificate of the Secretary or Assistant Secretary (or equivalent officer) of the Buyer certifying as to the resolutions of the board of managers (or

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equivalent managing body) of the Buyer, duly adopted and in effect as of the date hereof, which authorize the execution, delivery, and performance of this Agreement and the transactions contemplated hereby;
(ii)    the Related Agreements duly executed by the Buyer or its Affiliates, as applicable;
(iii)    The Membership Interest Assignment, duly executed by the Buyer; and
(iv)    such other agreements, certificates, documents, consents, approvals and other deliverables as may be reasonably requested by the Seller to carry out the intents and purposes of this Agreement.
Section 5.08    Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Membership Interests contemplated hereby shall take place at a closing (the “Closing”) to be held no later than [***] after the last of the conditions to Closing set forth in Section 5.05 have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), remotely by exchange of documents and signatures (or their electronic counterparts), or at such other time or on such other date or at such other place as the Seller and the Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).
Section 5.09    No Solicitation Of Other Bids. During the Pre-Closing Period, without the prior written consent of the Buyer, the Seller shall not, and shall not authorize or permit any of its Affiliates (including the Company) or any of its or their Representatives to, directly or indirectly, solicit, initiate, encourage, entertain or respond to any inquiries or proposals from, discuss or negotiate with, provide any information to or consider the merits of any inquiries or proposals from any Person (other than the Buyer) or otherwise participate in a transaction or potential transaction concerning any sale of the Membership Interests, any Company assets that are not Excluded Assets, or other equity of the Company (regardless of the form of the transaction, which will include mergers, liquidations, consolidations, exchanges, transfers, and other sales involving the Company, the Membership Interests, or the Company’s assets). As of the date of this Agreement, the Seller and its respective Affiliates, directors, officers, employees, equity holders, agents or representatives shall immediately cease and cause to be terminated any activities, discussions or negotiations, if any, conducted prior to the date of this Agreement with any Persons other than the Buyer with respect to any such inquiry or proposal. For the avoidance of doubt, nothing shall restrict the marketing, solicitation, or sale of the Excluded Assets nor the Seller and its Affiliates from entering into any agreements or other instruments in connection thereto.

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ARTICLE VI

ADDITIONAL COVENANTS
Section 6.01    Confidentiality. The parties hereto shall keep the Confidential Information strictly confidential and shall not disclose the Confidential Information to any Person other than to such party’s Affiliates, and to such party’s and its Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives and prospective participants in connection with the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential) or as may be required by any Applicable Laws or regulations. Each party hereto further agrees to exercise care that is at least equal to the care it uses to protect the confidentiality of its own confidential and proprietary information of similar importance to prevent unauthorized disclosure or use of Confidential Information, but in no event less than commercially reasonable care. Each party hereto agrees that unauthorized disclosure of Confidential Information of the other party may cause such other party irreparable harm and that any breach or threatened breach of this Section 6.01 by either party shall entitle the other party to seek injunctive relief, in addition to any other legal and equitable remedies available to it, which remedies shall not be deemed exclusive, but shall be cumulative. In the event that either party hereto shall be legally compelled or required by any Governmental Authority to disclose any of the Confidential Information, such party shall promptly provide written notice to the other party to enable such other party to seek a protective order, in camera process or other appropriate remedy to avoid public or third-party disclosure of such Confidential Information. In the event that such protective order or other remedy is not obtained, the party hereto so legally compelled or required shall furnish only so much of such Confidential Information as it is legally compelled to disclose (upon advice of legal counsel) and shall exercise its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information. Such Confidential Information shall otherwise remain subject to the provision of this Section 6.01. Notwithstanding the foregoing, the parties and their Affiliates may make any disclosure and filings in connection with any securities filing or other filings required the Securities and Exchange Commission as advised by legal counsel without requiring consent of the other party.
Section 6.02    Press Releases. Except as may be required to comply with the requirements of any Applicable Law, including any required disclosures in compliance with regulations by any Governmental Authority, neither party hereto, nor such party’s Affiliates and the Company, will make a press release or information release, or make any public disclosure or otherwise provide information to any third party for release to the news media or general public, with respect to the existence or contents of this Agreement, the Related Agreements or the transactions contemplated hereby or thereby, without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld (except that either party may withhold consent to public disclosure of the economic terms of the transactions contemplated hereby). In the event that any such disclosure is required by Applicable Law, the parties will consult and advise with one another regarding, and prior to making, such disclosure.

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Section 6.03    Duty To Cooperate And Approvals. The parties shall cooperate with each other in making all necessary government filings, and in obtaining all necessary government approvals or authorizations, for the transactions contemplated hereby, and each party hereto shall provide copies of any such approvals or authorizations obtained by such party to the other party. The parties shall promptly notify the FAA FSDO with oversight of the certificates of the contemplated change in ownership and provide such information as reasonably requested. No later than [***] following the execution of this Agreement, the Buyer and the Seller shall submit to the DOT in accordance with 14 CFR Part 204.5 the information required in 14 CFR Part 204.3, including information sufficient to establish that the Buyer is a Citizen of the United States. The Buyer and the Seller shall use commercially reasonable efforts to respond to requests for additional supporting information from the DOT within [***] of the receipt thereof.
Section 6.04    Tax Matters.
(a)    Responsibility for Filing Tax Returns.
(i)    The Seller shall prepare and file, at the Seller’s expense, any Tax Return of the Company for any taxable period ending on or before the Closing Date (each such Tax Return, a “Seller Prepared Tax Return”). All such Tax Returns shall be prepared in a manner consistent with past practice of the Company in preparing its Tax Returns, except as otherwise required by Applicable Law. The Seller shall provide Seller Prepared Tax Returns to the Buyer to review and comment on such Tax Return [***] prior to filing (or, in the case of a Tax Return that is not an Income Tax Return, as soon as reasonably practicable before the due date thereof (taking into account extensions)), provide to the Buyer information materials, including schedules and work papers reasonably requested by the Buyer to review and evaluate such draft Tax Returns, and consider in good faith any comments of the Buyer. The Seller shall pay all Taxes shown as due on such Tax Returns, except to the extent that such Taxes were taken into account as a reduction of the Final Closing Payment.
(ii)    The Buyer shall prepare, or cause to be prepared, at the Company’s expense, and file, or cause to be filed, all other Tax Returns (excluding Seller Prepared Tax Returns) of the Company including for any Straddle Period that are first due after the Closing Date. Such Tax Returns shall be prepared in accordance with past practice unless otherwise required by Applicable Law. At least [***] prior to the due date for filing (or, in the case of a Tax Return that is not an Income Tax Return, as soon as reasonably practicable before the due date thereof (taking into account extensions)), the Buyer shall provide copies of any such Tax Returns for a Straddle Period to the Seller for its review and comment and shall provide to the Seller information materials, including schedules and work papers reasonably requested by the Seller to review and evaluate such draft Tax Returns. Buyer shall consider in good faith such revisions as are reasonably requested by the Seller within [***] after the delivery of such Tax Returns to the Seller. If Buyer does not agree with any such revisions so requested by the Seller, any dispute shall be promptly submitted by the parties to a mutually agreed independent accounting firm for final and binding resolution. All Taxes shown as due on such Tax Returns that are allocable to Pre-Closing Straddle Periods in accordance with Section 6.04(b) shall be borne by the Seller, except to the extent that such Taxes were taken into account as a reduction of

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the Final Closing Payment. The Tax Returns prepared in accordance with this Section 6.04(a)(ii) shall comply with the provisions of Section 6.04(b).
(b)    Straddle Period Allocation. In the case of any Taxes not described in the following sentence, including any Income Taxes and Taxes based on or measured by payroll that are payable with respect to a Pre-Closing Straddle Period, the portion of such Taxes attributable to the Pre-Closing Straddle Period will be determined on the basis of a deemed “closing of the books of the Company” as of the close of the Closing Date. In the case of any property or other ad valorem Taxes that are payable with respect to a Straddle Period, the portion of such Taxes attributable to the portion of such Straddle Period ending on the Closing Date will be equal to the product of all such Taxes multiplied by a fraction, the numerator of which is the number of calendar days in the Pre-Closing Straddle Period, and the denominator of which is the number of calendar days in the entire Straddle Period.
(c)    Transfer Taxes. Except for taxes arising for Aircraft, Engine, and Rotable transactions (such taxes to be governed under CSI Asset Purchase Agreement, including Section 10.1), any transfer, documentary, sales, use, stamp, registration, tariffs, duties and other similar Taxes, and all conveyance fees and recording charges, incurred in connection with consummation of the acquisition of the Membership Interests and the other transactions contemplated by this Agreement (collectively, “Transfer Taxes”) shall be borne by the Buyer. The Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and, if required by Applicable Law and requested by the Buyer, the Buyer will join in the execution of any such Tax Returns so long as any such Tax Returns are provided to the Seller for review and comment at least [***] prior to the filing thereof and Buyer makes all reasonable revisions requested by the Seller in respect thereof prior to filing.
(d)    Tax Sharing Agreements. All Tax indemnity, Tax sharing, Tax receivable, and Tax allocation or similar agreements (“Tax Sharing Agreements”) to which the Company is a party or otherwise bound (other than commercial agreements, such as credit agreements and leases, the principal purpose of which is not Taxes) shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any rights or obligations thereunder.
(e)    Cooperation. The parties hereto and their respective Affiliates and agents will provide each other with such cooperation and information (including copies of Tax Returns, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities) as any of them reasonably may request in connection with any Tax matters relating to the Company or this Agreement.
(f)    Tax Proceedings. If the Buyer or any Affiliate receives notice of any Action that relates to Taxes or Tax Returns of the Company for any Pre-Closing Tax Period (each a “Tax Proceeding”), the Buyer shall promptly notify the Seller in writing. The Seller shall, at its election, be entitled to control (at the Seller’s expense) any Tax Proceeding relating to a taxable period ending on or before the Closing Date (other than a Straddle Period) with counsel of its choice so long as (i) the Seller gives written notice thereof to the Buyer within [***] after

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the Buyer has delivered written notice of the Tax Proceeding to the Seller, (ii) the Buyer shall have the right to participate in, but not control, any such Tax Proceeding (using counsel of its choice), (iii) the Seller shall keep the Buyer reasonably informed of all proceedings relating to such Tax Proceeding, and (iv) the Seller shall not settle such Tax Proceeding without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned, or delayed). The Buyer shall control any Tax Proceeding, other than a Tax Proceeding that the Seller elects to control pursuant to the prior sentence, with counsel of its choice, provided that, (A) the Seller shall have the right to participate in, but not control, any such Tax Proceeding (using counsel of its choice), (B) the Buyer shall keep the Seller reasonably informed of all proceedings relating to such Tax Proceeding, and (C) the Buyer shall not settle such Tax Proceeding that relates to Taxes for a Straddle Period without the prior written consent of the Seller (which consent shall not be unreasonably withheld, conditioned, or delayed).
(g)    Refunds. Any refunds of Taxes (or credit claimed in lieu of a Tax refund), including any overpayment of Taxes from a Pre-Closing Tax Period or any prepayment of Taxes in a Pre-Closing Tax Period applied to reduce Taxes in a taxable period (or portion thereof) ending after the Closing Date (each, a “Post-Closing Tax Period”), to the extent attributable to a Pre-Closing Tax Period of the Company, received in cash by the Buyer, the Company, or any Affiliates thereof (or, in the case of a credit, actually used by the Buyer, the Company or any Affiliates thereof to reduce Taxes for a taxable period (or portion thereof) beginning after the Closing Date otherwise payable by the Buyer, the Company or any Affiliates thereof), net of Taxes and out-of-pocket expenses incurred to obtain such Tax refunds or Tax credits (such amount, a “Pre-Closing Tax Refund”), shall be for the account of the Seller. The Buyer shall pay over to the Seller, in each case, any such Pre-Closing Tax Refund within [***] after receipt thereof (or, in the case of an overpayment of Taxes from a Pre-Closing Tax Period or any prepayment of Taxes in a Pre-Closing Tax Period applied to reduce Taxes in a Post-Closing Tax Period, within five Business Days after filing the applicable Tax Return reflecting such amount). If consistent with Applicable Law, (i) any such Pre-Closing Tax Refunds will be claimed in cash rather than as a credit against future Tax liabilities, (ii) the Buyer and the Company shall reasonably cooperate with the reasonable requests of the Seller at the Seller’s expense to claim any such Pre-Closing Tax Refunds, (iii) the Company shall elect to carry back items of loss, deduction or credit from any Pre-Closing Tax Period to prior taxable years to the fullest extent permitted by law and (iv) the Buyer and the Company shall reasonably cooperate with the Seller in utilizing any available short-form or accelerated procedures and in filing any amended Tax Returns to claim any potential Pre-Closing Tax Refunds.
(h)    Certain Tax Actions. Unless (in each case) the Seller provides the Buyer with prior written consent after the Closing, the Buyer shall not, and shall not permit the Company or any Affiliate of the foregoing, to (i) make any Tax election (including under Section 336 or Section 338 of the Code or Treasury Regulation section 301.7701-3) or change any method of accounting that would be effective in or that would otherwise impact any Pre-Closing Tax Period, (ii) amend, or except as provided in Section 6.04(a), file any Tax Return of the Company or any Subsidiary thereof that relates to a Pre-Closing Tax Period, (iii) make or cause to be made any extraordinary transactions or events on the Closing Date with respect to the Company, (iv) voluntarily approach, enter into voluntary disclosure agreement with, or file any

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ruling request with any taxing authority with respect to any Pre-Closing Tax Period or Taxes attributable to a Pre-Closing Tax Period or (v) except through the extension of time to file any Tax Return in the ordinary course, waive or otherwise extend any statute-of-limitations period with respect to any Tax or Tax Return of a Pre-Closing Tax Period.
(i)    Transaction Tax Deductions. Transaction Tax Deductions shall be claimed in a Pre-Closing Tax Period, or otherwise treated as allocable to the Pre-Closing Tax Period (including to the portion of the Straddle Period ending on the end of the Closing Date), to the fullest extent permitted by law.
(j)    Purchase Price Allocation. Within [***] of the determination of the Final Closing Payment, the Buyer shall provide to the Seller a schedule allocating the purchase price (as determined for federal income tax purposes, including all amounts treated as purchase price for such purposes) among the assets of the Company (the “Purchase Price Allocation Schedule”) excluding for the avoidance of doubt any assets transferred (and liabilities assumed) pursuant to the Asset Purchase Agreements. The Purchase Price Allocation Schedule shall be made in accordance with the applicable provisions of the Code. If within [***] of receiving the Purchase Price Allocation Schedule, the Seller has not objected, the Purchase Price Allocation Schedule shall be final and binding. If within [***] the Seller objects to the Purchase Price Allocation Schedule, the Seller and the Buyer shall cooperate in good faith to resolve their differences, provided that if after [***], the Seller and the Buyer are unable to agree, the parties shall retain a firm of Independent Accountants to resolve their dispute. The determination of the Independent Accountants shall be final and binding on all parties. The cost of the Independent Accountants shall be shared equally by the Seller, on one hand, and the Buyer, on the other hand. The Seller and the Buyer hereto shall cooperate to make appropriate adjustments to the Purchase Price Allocation Schedule to reflect changes in the purchase price under this Agreement. The Seller and the Buyer agree for all Tax reporting purposes to report the transactions in accordance with the Purchase Price Allocation Schedule, as adjusted pursuant to the preceding sentence, and to not take any position during the course of any audit or other proceeding inconsistent with the agreements as to Tax treatment or the Purchase Price Allocation Schedule, as adjusted pursuant to the preceding sentence, unless required by a determination of the applicable Governmental Authority that is final.

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Section 6.05    Restrictive Covenants
(a)    Except as disclosed in Section 6.05 of the Seller Disclosure Schedules, for a period of [***] commencing on the Closing Date, the Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly: (i) hire or solicit any current or former employee of the Company or the Buyer or encourage any such Person to leave the Company’s or the Buyer’s employment or engagement, except pursuant to a general solicitation that is not directed specifically to any such Person; provided, however, that nothing in this Section 6.05(a) shall prevent the Seller or its Affiliates from hiring any former employee of the Company more than [***] after such Person’s employment or engagement with the Company ends; (ii) solicit or entice, or attempt to solicit or entice, any clients or customers of the Company or the Buyer or potential clients or customers of the Company or the Buyer for purposes of diverting their business or services from the Company or the Buyer; or (iii) interfere with, or attempt to interfere with, the business relationships (whether formed prior to, on or after the Closing Date) between the Company or the Buyer and any customers, suppliers, employees, independent contractors or other business relationships of the Company or the Buyer.
(b)    From and after the Closing, neither the Seller nor the Buyer shall, directly or indirectly make any disparaging statements or communications about the other party or any of their respective employees, independent contractors, service providers, products or services; provided that this shall not apply to or prohibit statements reasonably necessary or appropriate to enforce or defend any claim arising under or in connection with this Agreement or the transactions contemplated hereby.
(c)    The Seller acknowledges that a breach or threatened breach of this Section 6.05 would irreparably harm the Buyer and the Company, such that monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach of any such obligations, the Buyer and the Company (which is an express third-party beneficiary of the covenants set forth in Section 6.05) shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, or specific performance (without any requirement to post bond).
(d)    The Seller acknowledges that the restrictions contained in this Section 6.05 are reasonable and necessary to protect the legitimate interests of the Buyer and the Company and constitute a material inducement to the Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.05 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by Applicable Law in any jurisdiction or any Governmental Order, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by Applicable Law or such Governmental Order. The covenants contained in this Section 6.05 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or

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provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.
Section 6.06    Release. Effective as of the Closing, the Seller (on behalf of itself and its Affiliates and Subsidiaries) (collectively, the “Seller Releasing Parties”) hereby releases the Buyer, the Company and its and their Affiliates and its and their members, managers, officers, directors, stockholders, partners, employees, agents and attorneys, and each of them (collectively, the “Buyer Released Parties”), from any and all claims, and agrees not to bring or threaten to bring or otherwise join in any claim against any of the Buyer Released Parties or any of them, relating to, arising out of or in connection with any facts or circumstances relating to the Company which existed on or prior to the Closing Date; provided, however, that the foregoing shall not apply to any rights of any Seller Releasing Party under, or any obligation of any Buyer Released Party under, this Agreement or any Related Agreement or any claim for intentional fraud.
Section 6.07    D&O Tail Insurance; Indemnification.
(a)    The Seller shall cause the Company to obtain as of the Closing, the cost of which shall be borne entirely by the Seller as part of the Transaction Expenses, a “tail” insurance policy with a claims period of at least [***] from the Closing Date, providing coverage and limits, and on terms and conditions reasonably acceptable to the Buyer, in each case with respect to claims arising out of or relating to events that occurred on or prior to the Closing Date (including in connection with the transactions contemplated by this Agreement and the Related Agreements). Such tail policy shall be the Company’s pre-Closing officers, directors, managers and employees’ sole source of recovery with respect to any claims covered thereby.
(b)     For a period of at least [***] from the Closing Date, the Company shall maintain provisions in its Charter Documents providing indemnification rights (including, to the extent provided and subject to the limitations in the Charter Documents of the Company, any rights to advancement of expenses and exculpation) to the full extent provided in the Charter Documents of the Company in effect as of the Closing and permitted by applicable Law, which provisions shall not be amended, repealed or otherwise modified in any manner that would affect adversely in any non de minimis respect the rights of such Persons thereunder with respect to claims regarding pre-Closing conduct, acts or omissions relating to such Persons’ positions as a director or officer of the Company, unless such modification is required by applicable Law or required by any directors’ and officers’ liability insurance policy providing coverage which is at least as favorable to the individuals as the coverage provided by the policies currently maintained by the Company, including for claims regarding pre-Closing conduct, acts or omissions. In the event the Company or any of their successors or assigns (a) consolidate with or merge into any Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (b) transfer all or substantially all of its properties or assets to any Person, then, in either event, proper provision shall be made such that the successors and assigns of the Company assume the obligations set forth in this Section 6.07(b). The provisions of this Section 6.07 are intended to be in addition to the rights otherwise available to such Persons by Applicable Law or

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Contract, and shall operate for the benefit of, and shall be enforceable by, each of such Persons, their heirs and their representatives.
Section 6.08    Aircraft Insurance.
(a)    For the period commencing on the Closing Date and ending on the earlier of (a) the [***] anniversary of the Closing Date or (b) the completion of the next “C-check” due under the applicable general maintenance manual for each Aircraft (the “Insurance Period”), Buyer will carry or cause to be carried and maintained, comprehensive airline legal liability insurance, including but not limited to third party, passenger, baggage, cargo, mail and products liability insurance including without limitation, war risk and allied perils, in an amount of not less than [***]. Notwithstanding the foregoing, for any period of the Insurance Period that any Aircraft in storage and not being operated, Buyer may maintain (or cause to be maintained) with respect to such Aircraft and only for such period of the Insurance Period that such Aircraft is in storage and not being operated, comprehensive aviation liability insurance (including, but not limited to, contractual liability and products liability) in an amount not less than [***].
(b)    All policies carried in accordance with this Section 6.08 and any policies taken out in substitution or replacement for any such policies, (i) shall include the Seller, its subsidiaries and parent organizations, and each of its and their directors, officers, shareholders, members, controlling Persons, agents, employees, subsidiaries, Affiliates, servants, successors, assigns and transferees of the foregoing parties (collectively, the “Seller Parties”) as additional insureds; as respects the operation of the operator, (ii) shall be maintained with insurers of recognized standing and normally participating in the leading international commercial aviation insurance markets (through reinsurance, if necessary), (iii) shall provide that if the insurers cancel such insurance for any reason, or if the same is allowed to lapse for non-payment of premium or if any material change is made in the insurance which adversely affects the interest of the Seller Parties, such lapse, cancellation or change shall not be effective as to the Seller Parties for thirty days (seven days in the case of war risk and allied perils coverage) after written notice by such insurers of such lapse, cancellation or change, provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (iv) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, (v) provide that the insurers will waive any right to any setoff, recoupment, subrogation or counterclaim or any other deduction, by attachment or otherwise, and (vi) be primary and without right of contribution from any insurance which may be carried by the Seller Parties and any of them.
(c)    If any of the Aircraft are sold or leased by the Buyer within [***] of the date of the Closing, Buyer shall, or shall cause any follow-on lessee, operator or buyer of such Aircraft, to include the Seller Parties as an additional insured on its or on the aircraft/airline liability policy maintained by such entity which is, in the reasonable opinion of Seller Parties’ insurance broker, consistent with industry standard for comparable aircraft and operators.

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(d)    For the avoidance of doubt, “aircraft” in this Section 6.08 shall include all Aircraft and all aircraft sold pursuant to the Asset Purchase Agreements and leased to, operated by or sold to Buyer.
Section 6.09    Employee Matters.     Buyer acknowledges that the Company’s employees subject to a collective bargaining agreement, including the agreements set forth on Section 3.19(e)(i) of the Seller Disclosure Schedules, include pilots, flight attendants, mechanics, clerical, office, fleet, passenger service and related employees, and dispatchers, dispatch coordinators and dispatch trainers, and that, pursuant to those agreements between the Company and each classification of employee’s representatives, will continue to be employed in accordance with the provisions of their collective bargaining agreements following the close of this transaction.
Section 6.10    Livery. Buyer acknowledges that certain Aircraft may not be under Company livery as of the Closing. Following the Closing, none of the Buyer, the Company or any Affiliate of the Buyer or the Company shall operate any Aircraft that are under the livery of other airlines unless such airlines have provided written approval.
Section 6.11    Books And Records. For a period of [***] following the Closing, Buyer shall cause the Company to maintain all its books and records related to all periods prior to the Closing and shall make them available to Seller upon reasonable advance notice, including providing copies thereof and reasonable access to the Company’s electronic systems upon Seller’s request. All record access contemplated by this Section 6.11 shall be limited for purposes of Seller (a) preparing and filing any Tax Returns or any other report or document required to be filed with any Governmental Authority, such as DOT, the FAA or the SEC, (b) preparing financial statements or other similar reports, (c) defending or prosecuting any Actions, Tax or other audit or investigation (excluding disputes or Actions between the Buyer and the Seller or their Affiliates) or (d) complying, or verifying Seller’s compliance, with any post-Closing covenants in this Agreement or any other Related Agreement.
ARTICLE VII

INDEMNIFICATION
Section 7.01    Survival. Subject to the limitations and other provisions of this Agreement: (a) the representations and warranties contained in Article III and Article IV (other than the Fundamental Representations) and all related rights to indemnification shall remain in full force and effect and shall be enforceable until the first business day following the date that is [***] from the Closing Date; and (b) the Fundamental Representations shall survive the Closing and remain full force and effect and shall be enforceable until [***] from the Closing Date. All covenants and agreements set forth herein shall survive the execution and delivery of this Agreement and the Closing, and shall be enforceable, until fully performed in accordance with their respective terms. Notwithstanding the foregoing, any claims asserted by a written notice delivered in accordance with this Agreement prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the applicable survival period or any applicable statute of limitations and such claims shall survive and remain enforceable

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until finally resolved by agreement of the parties or by a final judgment of a court of competent jurisdiction. For the avoidance of doubt, if a written notice is so delivered prior to the end of the applicable survival period, the subsequent expiration of the applicable survival period shall not preclude the claimant from thereafter bringing a cause of action in a court of competent jurisdiction for such claim. Notwithstanding the foregoing, claims with respect to Indemnified Taxes and Special Indemnity Matters shall survive until the expiration of the applicable statute of limitations (giving effect to any extensions or tolling).
Section 7.02    Indemnification By The Seller
(a)    Indemnification. Subject to the other terms and conditions of this Article VII, the Seller shall defend, indemnify, and hold harmless the Buyer, its Affiliates, and their respective shareholders, members, directors, managers, officers, and employees (the “Buyer Indemnified Parties”) from and against, and pay and reimburse each of them for any Losses incurred or sustained by, or imposed upon, such Buyer Indemnified Party resulting from, relating to or by reason of:
(i)    [***]
(b)    Materiality Scrape. For purposes of this Section 7.02, any inaccuracy in or breach of any representation or warranty, and the calculation of any Losses resulting therefrom, shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty, and each reference to the terms “material,” “materially,” “in all material respects,” “in any material respect,” “Material Adverse Effect” or words of similar import set forth in such representation and warranty shall be disregarded in making such determination; provided, however, that: (i) the words “Material Adverse Effect” shall not be disregarded in Section 3.08 and (ii) the word “Material” shall not be disregarded in the definition and use of the term Material Contracts or similar terms.
Section 7.03    Indemnification By The Buyer. Subject to the other terms and conditions of this Article VII, the Buyer shall defend, indemnify, and hold harmless the Seller, its Affiliates, and their respective members, managers, directors, officers, and employees (the “Seller Indemnified Parties”) from and against, and pay and reimburse each of them for any Losses incurred or sustained by, or imposed upon, such Seller Indemnified Party resulting from, relating to or by reason of:
(a)    [***]
Section 7.04    Certain Limits.
(a)    General Representations. The Seller shall not be liable to the Buyer Indemnified Parties for indemnification under Section 7.02(a)(i) until the aggregate amount of all Losses in respect of indemnification under Section 7.02(a)(i) exceeds the Indemnity Basket, in which event the Seller shall be required to pay and shall be liable for all such Losses in excess of the Indemnity Basket. The aggregate maximum Liability of the Seller with respect to

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indemnification under Section 7.02(a)(i) shall be an amount equal to the Indemnity Cap. Notwithstanding anything herein to the contrary, the foregoing limitations set forth in this Section 7.04(a) shall not apply to or limit the recovery for Losses based upon, arising out of, with respect to or by reason of: [***].
(b)    Ultimate Cap. The Seller shall not be liable to the Buyer for Losses under Section 7.02(a) to the extent such Losses in the aggregate are greater than [***]; provided, however, that the foregoing limitations shall not apply with respect to any claim for [***].
(c)    Insurance; No Double Recovery. The Losses otherwise payable to an Indemnified Party pursuant to this Article VII shall be reduced by [***]. The Indemnified Party shall use reasonable commercial efforts to seek recovery of Losses under its insurance policies.
(d)    Mitigation. The Indemnified Party shall use commercially reasonable efforts to mitigate the Losses it suffers in accordance with applicable Law.
Section 7.05    Indemnification Procedures; Payments.
(a)    Any Indemnified Person that seeks indemnity under this Article VII will give written notice (a “Claim Notice”) to the Indemnifying Person containing (i) a description, and if known, the estimated amount, of any Losses incurred or reasonably expected to be incurred by the Indemnified Person, (ii) a reasonably detailed explanation of the basis for the Claim Notice to the extent of the facts then known by the Indemnified Person and (iii) a demand for payment of those Losses in accordance with the terms hereof. Within [***] after delivery of a Claim Notice, the Indemnifying Person will deliver to the Indemnified Person a written response in which the Indemnifying Person will either: (A) agree that the Indemnified Person is entitled indemnification under this Agreement with respect to the issue in the Claim Notice by delivering to the Indemnified Person a written notice confirming such obligation (an “Acceptance Notice”) subject to the assumption that the allegations in the Claim Notice are factually true and accurate; or (B) dispute the Indemnified Person’s entitlement to indemnification by delivering to the Indemnified Person a written notice (an “Objection Notice”) setting forth in reasonable detail: (x) each disputed item; (y) the basis for each such disputed item; and (z) a certification that all such disputed items are being disputed in good faith and that all other items that are not contained in the Objection Notice are accepted and agreed by the Indemnifying Person. If the Indemnifying Person does not validly deliver an Acceptance Notice or Objection Notice within the applicable [***] period, the Indemnifying Person will be deemed to have delivered an Acceptance Notice to the Indemnified Person in accordance with the terms hereof only if such delay in response has materially prejudiced the Indemnified Person by such failure.
(b)    Any payments by the Indemnifying Person in connection indemnification of an Indemnified Party pursuant to this Article VII will be satisfied directly by the Indemnifying Party, by wire transfer of immediately available funds to an account designated by the Indemnified Person. Any indemnification payments pursuant to this Article VII will be made within five Business Days after the earliest of the date on which both such amount and the

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Indemnifying Person’s obligations to pay such amount have been finally determined in accordance with this Article VII.
Section 7.06    Third-party Claims.
(a)    Promptly after receipt by an Indemnified Person of notice of the assertion of a claim against it by a third party (i.e., a Person that is not a party to this Agreement or an Affiliate of a party to this Agreement) for which the Indemnified Person is entitled to indemnity hereunder (a “Third-Party Claim”), the Indemnified Person shall give notice (the “Third-Party Claim Notice”) to the Indemnifying Person of the assertion of such Third-Party Claim; provided, however, that the failure to promptly notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person’s failure to give such notice.
(b)    If an Indemnified Person gives a Third-Party Claim Notice to the Indemnifying Person, the Indemnifying Person shall be entitled (subject to the further provisions of this clause (b) and Section 7.06(d)) to assume the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnifying Person by providing written notice of its intention to do so to the Indemnified Person within ten days of delivery of the Third-Party Claim Notice. If the Indemnifying Person assumes the defense of a Third-Party Claim, such assumption will establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification. After written notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall keep the Indemnified Person informed regarding the progress of such Third-Party Claim (including providing the Indemnified Person with copies of any plans, reports or communications with or submitted to any Governmental Authority or third party). Notwithstanding the foregoing, the Indemnifying Person shall not be entitled to undertake the defense, compromise and settlement of any Third-Party Claim if: [***].
(c)    The Indemnified Person shall have the right, at its own cost and expense, to observe in the defense of any Third-Party Claim, with counsel selected by it. If the Indemnifying Person elects not to compromise or defend such Third-Party Claim or fails to notify the Indemnified Person in writing of its election to defend as provided in this Agreement, the Indemnified Person may pay, compromise, or defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim (subject to the limitations on indemnification and the recovery of Losses provided herein). The parties hereto shall (and shall cause their respective Affiliates and Representatives to) cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available records relating to such Third-Party Claim and, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.
(d)    In the event the Indemnifying Person assumes the defense of any Third-Party Claim, the Indemnifying Person shall not enter into a compromise or settlement of any

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Third-Party Claim without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), unless: [***].
Section 7.07    Tax Treatment Of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the purchase price for tax purposes, unless otherwise required by Applicable Law.
Section 7.08    Exclusive Remedies. The parties acknowledge and agree that following the Closing, the provisions of this Article VII shall be their [***] for any and all claims relating to the subject matter of this Agreement or any of the other documents to be delivered hereunder. The foregoing provision of this Section 7.08 shall not, however, preclude the Buyer Indemnified Persons from [***].
ARTICLE VIII

TERMINATION
Section 8.01    Termination. This Agreement may be terminated at any time prior to the Closing:
(a)    by the mutual written consent of the Seller and the Buyer;
(b)    by either party hereto upon providing written notice to the other party after the Outside Closing Date; provided, however, that the right to terminate this Agreement under this Section 8.01(b) will not be available to any party whose material breach of any of its covenants, obligations or agreements under this Agreement has been the cause of, or materially contributed to, the failure of the Closing to occur on or prior to the Outside Closing Date;
(c)    by the Buyer by written notice to the Seller in the event of any material breach by the Seller of any of its covenants, obligations, agreements, representations or warranties contained herein and the failure of the Seller to cure, if curable, such breach within [***] after receipt of written notice from the Buyer requesting such breach to be cured and, if not cured (if capable of cure), such breach would result in any of the conditions set forth in Section 5.05(a)(v) – (vii) not being satisfied as of the Closing; provided, however, that the right to terminate this Agreement under this Section 8.01(c) will not be available to the Buyer if the Buyer has been the primary cause of, or materially contributed to, the failure of such condition to be satisfied on or prior to such date;
(d)    by the Seller by written notice to the Buyer in the event of any material breach by the Buyer of any of its covenants, obligations, agreements, representations or warranties contained herein and the failure of the Buyer to cure, if curable, such breach within [***] after receipt of written notice from the Seller requesting such breach to be cured and, if not cured (if capable of cure), such breach would result in any of the conditions set forth in Section 5.05(b)(v) – (vii) not being satisfied as of the Closing; provided, however, that the right to terminate this Agreement under this Section 8.01(d) will not be available to the Seller if the

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Seller has been the primary cause of, or materially contributed to, the failure of such condition to be satisfied on or prior to such date; or
(e)    by either party in the event that: (i) there shall be any Applicable Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable (except that a party cannot exercise a termination right hereunder to the extent the Governmental Order arises from the any breach or non-performance by a party of its obligations under this Agreement).
Section 8.02    Effect Of Termination. In the event of the termination of this Agreement in accordance with this Article VIII, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach of this Agreement); provided, however, that Section 7.03(c), Section 8.02 and Article IX shall survive any such termination and remain in full force and effect.
ARTICLE IX

MISCELLANEOUS
Section 9.01    Expenses. Except as otherwise expressly provided elsewhere in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.
Section 9.02    Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably requested by the other party to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. If Seller is unable to transfer any Excluded Asset out of the Company prior to Closing, then, from and after the Closing, (i) Buyer shall reasonably cooperate, at Seller’s expense, to transfer such Excluded Asset to Seller, and (ii) if the Buyer or the Company receives or collects any funds relating to any Excluded Assets, the Buyer, the Company or its Affiliates shall remit such funds to Seller within [***] after its receipt thereof.
Section 9.03    Disclaimer. THE AIRCRAFT, ENGINES AND ROTABLES ARE IN AN “AS-IS, WHERE-IS” AND “WITH ALL FAULTS” CONDITION, AND, EXCEPT FOR THE SELLER’S WARRANTY OF TITLE TO THE AIRCRAFT, ENGINES AND ROTABLES CONTAINED IN THIS AGREEMENT AND THE REPRESENTATIONS AND WARRANTIES OF THE SELLER CONTAINED IN THIS AGREEMENT, THE SELLER DOES NOT MAKE, GIVE OR EXTEND, AND THE BUYER HEREBY DISCLAIMS AND RENOUNCES, ANY AND ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND OR NATURE WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ARISING IN LAW, IN EQUITY, IN CONTRACT OR IN TORT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, AIRWORTHINESS, DESIGN, CONDITION OR FITNESS FOR A PARTICULAR PURPOSE. THE BUYER ACKNOWLEDGES AND CONFIRMS THAT BY

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ACCEPTING DELIVERY OF THE AIRCRAFT, ENGINES AND ROTABLES THE BUYER ASSUMES ALL RISK ASSOCIATED WITH THE USE, OPERATION AND MAINTENANCE OF THE AIRCRAFT, ENGINES AND ROTABLES FROM AND AFTER CLOSING. THE BUYER HAS HAD AN OPPORTUNITY TO INSPECT THE AIRCRAFT, ENGINES AND ROTABLES AND IS ACCEPTING THEM “AS-IS,” “WHERE-IS” AND “WITH ALL FAULTS.”
Section 9.04    Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.04):
If to the Seller:
AWAC Aviation, Inc.
[***]
[***]
Attn: [***]
Email: [***]
with a copy to:
    Vedder Price P.C.
222 North LaSalle Street
Chicago, Illinois 60601
Attn: [***]
Email: [***]
If to the Buyer:
CSI Aviation, Inc.
6006 Reese Creek Rd
Killeen, Texas 76549
Attention: [***]
Telephone: 505-761-9000
Email: [***]
With copies (which shall not constitute notice) to:
Taft Stettinius & Hollister LLP

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111 E, Wacker Drive, Suite #2600
Chicago, Illinois 60601
Attn: [***]
Email: [***]
Section 9.05    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
Section 9.06    Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
Section 9.07    Entire Agreement. This Agreement, the Seller Disclosure Schedules and the documents to be delivered hereunder (including the Related Agreements) constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in documents to be delivered hereunder, including the exhibits, the statements in the body of this Agreement will control.
Section 9.08    Successors And Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Seller may not assign its rights or obligations hereunder without the prior written consent of the Buyer. This Agreement shall be assignable by the Buyer without the consent of the Seller to any of the Buyer’s or the Company’s lenders as collateral security for any obligations to such lenders. No assignment shall relieve the assigning party of any of its obligations hereunder.
Section 9.09    No Third-party Beneficiaries. Except as provided in Article VII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.
Section 9.10    Amendment And Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.
Section 9.11    Non-waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any

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right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
Section 9.12    Non-assertion Of Attorney-client Privilege.
(a)    The Buyer waives and shall not assert, and agrees to cause the Company to waive and to not assert, any conflict of interest arising out of or relating to the representation after the Closing (the “Post-Closing Representation”) of the Seller or any personnel of the Company (any such Person, a “Designated Person”) in any matter involving this Agreement or the transactions contemplated hereby by any legal counsel currently representing the Seller, the Company or any Designated Person (“Seller Counsel”) in connection with this Agreement or the transactions contemplated hereby (the “Current Representation”).
(b)    The Buyer waives and shall not assert, and agrees to cause the Company to waive and to not assert, any attorney-client privilege with respect to any communication between VP and any Designated Person occurring during the Current Representation in connection with any Post-Closing Representation, including in connection with a dispute with the Buyer and, following the Closing, with the Company, it being the intention of the parties hereto that all rights to such attorney-client privilege and to control such attorney-client privilege shall be retained by the Designated Person; provided that the foregoing waiver and acknowledgment of retention shall not extend to any communication not involving this Agreement or the transactions contemplated hereby or to communications with any Person other than the Designated Persons.
(c)    The Buyer acknowledges and agrees that Seller Counsel has obtained privileged and confidential information about the Company (the “Company Confidential Information”) in connection with its representation of the Company in the transactions contemplated hereby. The Company Confidential Information includes all privileged communications, whether written or electronic, including any privileged communications between Seller Counsel, on the one hand, and the Company, on the other hand, and their Representatives, personnel and Affiliates, and all files, attorney notes, drafts or other documents primarily relating to this Agreement and the transactions contemplated hereby which predate the Closing (collectively, the “Seller Counsel Work Product”). In the event of a dispute, to the extent that any Company Confidential Information is in Seller Counsel’s possession as of the Closing Date, the Company Confidential Information may be used on behalf of the Seller in connection with such dispute at the sole discretion of the Seller. The Buyer waives the right to access any privileged Seller Counsel Work Product, except as reasonably necessary in connection with an action which does not constitute a dispute. The Buyer hereby consents to the disclosure and use by Seller Counsel for the benefit of the Seller of any information (confidential or otherwise) disclosed to it by the Company (including by its Representatives, personnel and Affiliates) prior to the Closing Date.
(d)    The Buyer hereby acknowledges that it has had the opportunity to discuss and obtain adequate information concerning the significance and material risks of, and

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reasonable available alternatives to, the waivers, permissions and other provisions of this Section 9.12, including the opportunity to consult with counsel.
Section 9.13    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the [***] without giving effect to any choice or conflict of law provision or rule (whether of the [***] or any other jurisdiction).
Section 9.14    Submission To Jurisdiction; Attorneys’ Fees. Any legal suit, action or proceeding arising out of or based upon this Agreement shall be instituted in any federal court of the United States of America sitting in [***], and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, Action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, Action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, Action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, Action or proceeding brought in any such court has been brought in an inconvenient forum. In the event of any litigation arising out of or based upon this Agreement or the transactions contemplated hereby, the prevailing party in such litigation shall be entitled to recover its reasonable attorneys’ fees and litigation expenses from the non-prevailing party.
Section 9.15    Waiver Of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.
Section 9.16    Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Each party hereto (a) agrees that it shall not oppose the granting of such specific performance or relief and (b) hereby irrevocably waives any requirements for the security or posting of any bond in connection with such relief.
Section 9.17    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission, including DocuSign, shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
Section 9.18    Interpretation. For purposes of this Agreement, unless otherwise expressly provided: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation;” (b) the word “or” is not exclusive; (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole; and (d) references herein: (i) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended,

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supplemented and modified from time to time to the extent permitted by the provisions thereof; (iii) all monetary figures shall be in United States dollars unless otherwise specified; and (iv) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Schedules, including Seller Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.
Section 9.19    Guarantee.
(a)    The Guarantor hereby irrevocably and unconditionally guarantees to the Buyer, as primary obligor and not merely as a surety, the full and timely payment of [***] (the “Guaranteed Obligations”). This is a guarantee of payment and performance, and not merely of collection, and the Guarantor acknowledges and agrees that this guarantee is full and unconditional, and no amendment, modification, release or extinguishment of the Buyer’s or the Seller’s obligations or liabilities or the Guaranteed Obligations, whether by decree in any bankruptcy proceeding or otherwise, shall affect the continuing validity and enforceability of this guarantee.
(b)    The Guarantor hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against the Seller, protest, notice and all defenses and demands whatsoever in connection with the performance of its obligations set forth in this Section 9.19.
(c)    The Guarantor understands that the Buyer is relying on this guarantee in entering into this Agreement. The Guarantor hereby represents and warrants that: (i) it has the full power, legal right and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; (ii) the execution, delivery, and performance by the Guarantor of this Agreement, and the consummation by the Guarantor of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Guarantor and no other or further action or proceeding on the part of the Guarantor is necessary to authorize the execution, delivery and performance by the Guarantor of this Agreement or the consummation by the Guarantor of the transactions contemplated hereby; (iii) this Agreement has been duly executed and delivered by the Guarantor, and this Agreement (assuming that this Agreement constitutes the legal, valid, and binding obligations of the other parties hereto) constitutes the valid and binding obligations of the Guarantor, enforceable in accordance with its terms except as such enforceability may be limited by the Enforceability Exceptions; and (iv) the Guarantor has, and will have at the Closing and thereafter, sufficient cash or other sources of immediately available funds to enable it to pay the Guaranteed Obligations. The Guarantor shall indemnify and hold harmless the Buyer from and against any and all Losses incurred or sustained by the Buyer arising out of or resulting from any breach of any representation or warranty of the Guarantor set forth in this Section 9.19(c).

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[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER: AWAC AVIATION, INC. By: /s/ Robert Binns Name: Robert Binns Title: Executive Vice President GUARANTOR (SOLELY FOR PURPOSES OF SECTION 9.19):
HARBOR DIVERSIFIED INC. By: /s/ Christine R. Deister Name: Christine R. Deister Title: Chief Executive Officer and Secretary

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
                            BUYER:

CSI AVIATION, INC. By: /s/ Allen Weh Name: Allen Weh Title: Member

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Schedule 1.01(a)
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Schedule 1.01(b)(i)
Certain Indebtedness
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Schedule 1.01(b)(ii)
Assumed Indebtedness
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Schedule 1.01(c)
Special Indemnity Matters

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Schedule 5.03
Excluded Assets

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